Exhibit 10.1

LEASE

BETWEEN:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.),
a wholly owned subsidiary of Manulife Financial Corporation

AS LANDLORD

- and -

ACSH SERVICE CENTER, LLC,
a Delaware limited liability company

AS TENANT

Building:	The Proscenium
Premises:	Suite 2350
Date:	October 29, 2014

TABLE OF CONTENTS

1.	LEASED PREMISES	4
	Leased Premises	4
	License to Use	4
	Common Areas	4
	and Facilities	4

2.	TERM	5
	Term	5
	Delay in Occupancy	5
	Holdover	6

3.	RENT	6
	Basic Rent	6
	Additional Rent	7
	Payment - Additional Rent	7
	Rent	7
	Late Rent	8
	Limitations	8

4.	SECURITY DEPOSIT	8
	Security Deposit	8

5.	GENERAL COVENANTS	9
	Landlord’s Covenants	9
	Tenant’s Covenants	9

6.	USE AND OCCUPANCY	9
	Use	9
	Waste	10
	Nuisance, etc.	10
	Overloading	10
	of Floors	10
	Overloading of Facilities	10
	Population Density	10
	Plumbing Facilities	10
	Refuse	10
	Compliance with Law	10
	Environmental Compliance	11
	Rules and Regulations	11
	Insurance Risks	11
	Signs	11

7.	ASSIGNMENT AND SUB-LETTING	11
	No Assignment and Subletting	11
	Assignment or Subletting Procedures	12
	Excess Transfer Rent	12
	Assumption of Obligations	13
	Tenant’s Continuing Obligations	13
	Change of Control	13

8.	REPAIR & DAMAGE	13
	Landlord’s Repairs to Property	13
	Tenant’s Repairs to Leased Premises	14
	Entry by Landlord	14
	Notice by Tenant	14
	Damage and Destruction	14

9.	INSURANCE AND LIABILITY	15
	Landlord’s Insurance	15
	Tenant’s Insurance	16
	Limitation of Landlord’s Liability	17
	Indemnity of Landlord	17
	Waiver of Subrogation	17

10.	EVENTS OF DEFAULT AND REMEDIES	18
	Events of Default	18
	Landlord’s Remedies	18
	Payment of Rent, etc. on Termination	19

-i-

11.	ADDITIONAL PROVISIONS	20
	Common Areas	20
	Subordination	21
	Certificates	21
	Inspection of and Access to the Leased Premises	21
	Delay	22
	Waiver	22
	Public Taking	22
	Recording of Lease	23
	Time of the Essence	23
	Lease Entire Agreement	23
	Notices	23
	Interpretation	23
	Extent of Lease Obligations	24
	Use and Occupancy Prior to Term	24
	Limitation on Landlord Liability	24
	Choice of Law	25
	Brokers	25
	Mold	25
	Anti-Terrorism	25
	Authorization	25
	Legal Fees	26
	Schedules	26

Schedule “A”	Legal Description of Property
Schedule “B”	Location and Size of Leased Premises
Schedule “C”	Taxes Payable by Landlord and Tenant
Schedule “D”	Services and Costs
Schedule “D-1”	Janitorial Specifications
Schedule “E”	Rules and Regulations
Schedule “E-1”	Environmental Covenants
Schedule “F”	Leasehold Improvements
Schedule “F-1”	Work Agreement
Schedule “G”	Memorandum of Acceptance
Schedule “H”	Option to Renew
Schedule “I”	Guaranty

Initial
Landlord	Tenant

-ii-

Basic Lease Information Rider

Date of Lease:	October 29, 2014 (the “Effective Date”)

Landlord:	JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), a wholly owned subsidiary of Manulife Financial Corporation, a Michigan corporation (the “Landlord”)

Tenant:	ACSH SERVICE CENTER, LLC, a Delaware limited liability company (the “Tenant”)

Guarantor:	AMERICAN CARESOURCE HOLDINGS, INC., a Delaware corporation

Leased Premises:	Suite 2350 as shown on Schedule “B-1” attached hereto (the “Leased Premises”) which is located on the Twenty-third (23rd) floor of that certain building (the “Building”) with an address of 1170 Peachtree Street, Atlanta, Georgia 30309, commonly known as The Proscenium (the Leased Premises, the Building, together with the lands described in Schedule “A” attached hereto and present and future improvements, additions and changes thereto being herein called the “Property”).

Rentable Area
of Leased Premises:	9,748 square feet, which is stipulated and agreed by the parties.

Rentable Area
of Building:	520,094 square feet, which is stipulated and agreed by the parties as the current Rentable Area of the Building.

Permitted Number
of Parking Spaces:	Unreserved parking spaces shall be made available to Tenant in the parking deck for the Building located across Crescent Avenue from the Building (the “Parking Deck”) at the ratio of two (2) unreserved parking spaces per 1,000 rentable square feet of the Leased Premises, rounded up to the nearest whole number (the “Parking Ratio”). Of the spaces allotted to Tenant under the Parking Ratio, two (2) of such spaces may, at Tenant’s request, be reserved spaces for the exclusive use of Tenant in the parking garage located below the Building (the “Parking Garage”); the remainder of the parking spaces allotted to Tenant under the Parking Ratio shall be located in the Parking Deck. All parking spaces provided to Tenant hereunder shall be subject to payment of the prevailing rates for such spaces, which, as of the Effective Date hereof, are Ninety Dollars ($90.00) per month for each of the unreserved spaces in the Parking Deck; One Hundred Thirty-five Dollars ($135.00) per month for reserved spaces in the Parking Deck; and One Hundred Eighty Dollars ($180.00) per month for each of the reserved spaces in the Parking Garage. Such parking rates shall be subject to increase upon thirty (30) days prior written notice to Tenant; provided however, that such increased rental rate shall be consistent with parking charges assessed at a majority of Class-A multi-tenant office buildings located in the Midtown, Atlanta submarket that are of similar age, character, quality, size and location to, and which have amenities that are comparable to the amenities of the Building (the “Comparable Buildings”).

Commencement Date:	November 1, 2014 (the “Commencement Date”)

Term:	The “Term” shall commence on the Commencement Date and shall end, unless terminated earlier or extended in accordance with the Option to Renew (if any) set forth in this Lease, on the last day of the month that is Sixty-six (66) months after the month immediately preceding the Commencement Date; provided, however, if the Commencement Date does not occur on the first day of a calendar month, then the Term shall end on the last day of the month that is Sixty-six (66) months after the month in which the Commencement Date occurs.

Option to Renew:	See Schedule “H” attached to the Lease.

Basic Rent:	For each Lease Year, “Basic Rent” shall be as set forth in the table below. For purposes hereof, “Lease Year” shall mean each and every consecutive twelve (12) month period during the Term, with the first such twelve (12) month period commencing on the Commencement Date; provided, however, that (i) if the Commencement Date does not occur on the first day of a calendar month, then the first Lease Year shall be that partial month plus the first full twelve (12) calendar months thereafter; and (ii) the last Lease Year shall end upon the expiration of the Term.

[Basic Rent chart appears on next page]

Initial
Landlord	Tenant

Basic Rent
Suite 2350
9,748 RSF

Lease Year	$/PSF	Monthly	Annual
Lease Year 1	$29.75	$24,166.92	$290,003.04*
Lease Year 2	$30.49	$24,768.04	$297,216.48
Lease Year 3	$31.25	$25,385.42	$304,625.04
Lease Year 4	$32.03	$26,019.04	$312,228.48
Lease Year 5	$32.83	$26,668.90	$320.026.80
Lease Year 6	$33.65	$27,335.02	$164,010.12**

*Subject to Abated Rent provision set forth in Section 3(g) below.
**Based on a 6-month period.

Rent Payment Address:                                 John Hancock Life Insurance Company (U.S.A.)
c/o Manulife Financial
Department A
P.O. Box 5147
Buffalo, New York 14240-5147

Security Deposit:	$48,333.84 (the “Security Deposit”).

Tenant Improvement
Allowance:	See Schedule “F-1” attached hereto

Notices:	Tenant’s Address for Notices prior to the Commencement Date:

American CareSource Holdings, Inc.
c/o Baker Donelson Bearman Caldwell & Berkowitz
420 20th Street North, Suite 1400
Birmingham, Alabama 35203
Attn:  Adam S. Winger, General Counsel

Tenant’s Address for Notices after the Commencement Date:

The Leased Premises

Landlord’s Address for Notices:

John Hancock Life Insurance Company (U.S.A.)
c/o Manulife Financial
Property Management Office
1170 Peachtree Street, Suite 275
Atlanta, Georgia 30309
Attention:  Lease Administration

with a copy to:

John Hancock Life Insurance Company (U.S.A.)
c/o Manulife Financial
Atlanta Real Estate Office
1170 Peachtree Street, Suite 1865
Atlanta, Georgia 30309
Attention:  Leasing

Brokers:	Tenant’s Real Estate Broker:	NAI Brannen/Goddard, LLC

Landlord’s Real Estate Broker:	N/A

Certain of the information relating to the Lease, including certain definitions and many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider (the “BLI Rider”). The BLI Rider and the Lease are, by this reference, hereby incorporated into one another.  In the event of any direct conflict between the terms of the BLI Rider and the terms of the Lease, the BLI Rider shall control.

Initial
Landlord	Tenant

IN WITNESS WHEREOF, Landlord and Tenant have signed this BLI Rider and the Lease as of the dates below their names. In consideration of the rents, covenants and agreements hereinafter reserved and contained, Landlord and Tenant hereby agree to all of the terms of this BLI Rider together with the Lease (including its Schedules and Exhibits) following their signatures. Capitalized terms used in the Lease shall have the same meanings as defined in this BLI Rider unless otherwise expressly provided in the Lease.

WITNESSES (Sign and Print Name):	LANDLORD:

Sign /s/ Stacey McCain	JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.),
Print Stacey McCain	a wholly owned subsidiary of Manulife Financial Corporation

Sign /s/ Alex J.F. Lynn
Print Alex J.F. Lynn	By: /s/ Richard J. Strom
(As to Landlord)	Name (printed): Richard J. Strom
Title: Managing Director, Southeast-US
Dated: October 29, 2014

WITNESSES (Sign and Print Name):	TENANT:

Sign /s/ Adam S. Winger	ACSH SERVICE CENTER, LLC,
Print Adam S. Winger	a Delaware limited liability company

Sign /s/ James A. Honn
Print James A. Honn	By: /s/ Richard W. Turner
(As to Tenant)	Name (printed): Richard W. Turner
Title: Chief Executive Officer
[Member or Manager]
Dated: October 17, 2014

Initial
Landlord	Tenant

1.            LEASED PREMISES

Leased
Premises
(a)    Landlord does hereby demise and lease to Tenant and Tenant does hereby rent and lease from Landlord the Leased Premises (excluding the roof and the exterior surfaces of the exterior walls thereof) for the Term, subject to all of the terms and conditions of this Lease.  This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and sale and not assignable by Tenant except by Landlord’s consent.

License to Use
Common Areas
and Facilities
(b)    During the Term, Tenant and its employees and invitees, shall have the non-exclusive right, in common with other tenants, occupants and users of the Property, to use the Common Areas and Facilities (as defined below) of the Property.  Tenant acknowledges and agrees that the non-exclusive use right granted to Tenant and its employees and invitees in and to the Common Areas and Facilities is being granted subject to all of the terms, conditions and restrictions set forth in this Lease.  As used in this Lease, “Common Areas and Facilities” mean those areas and facilities which may be designated by Landlord from time to time in or about the Property for the general use in common by all tenants, occupants and users of the Property and shall include, without limitation, driveways, truckways, entrances, lobbies, exits, loading docks, pedestrian sidewalks, ramps, exterior (and interior) stairways, elevators, parking areas, landscaped areas, and lighting facilities.  In addition, although the roof of the Building is not literally part of the Common Areas and Facilities available for use by all tenants, occupants and users of the Property, it will be deemed to be so included for purposes of Landlord’s ability to prescribe rules and regulations regarding same and its inclusion for purposes of Operating Costs (as defined in Schedule “D” attached hereto) reimbursements.  Notwithstanding anything herein to the contrary, Tenant shall not utilize any parking spaces other than the unreserved Permitted Number of Parking Spaces, and such use shall be on an unassigned, “first come-first served” basis during the Term.  Tenant and its employees and invitees shall not park in any spaces reserved for another tenant and clearly marked for reserved use. Landlord has and reserves the right to alter the methods used to control parking and the right to establish such controls and rules and regulations (such as parking stickers to be affixed to vehicles) regarding parking that Landlord may deem desirable.  Without liability, Landlord will have the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or parked in violation of posted signage restrictions, at the expense of the offending tenant and/or owner of the vehicle. Tenant’s right to use the parking facilities pursuant to this Lease are subject to the following conditions:  (i) Landlord has no obligation to provide a parking attendant and Landlord shall have no liability on account of any loss or damage to any vehicle or the contents thereof, Tenant hereby agreeing to bear the risk of loss for same; and (ii) if and when so requested by Landlord, Tenant shall furnish Landlord with the license plate numbers of any vehicles of Tenant and its employees and invitees using the parking facilities.

Relocation   of
Leased Premises
(c)  Landlord shall have the right at any time upon one hundred twenty (120) days’ prior written notice (the “Notice of Relocation”) to relocate the Tenant to other premises in the Building (the “Relocated Premises”) and the following terms and conditions shall be applicable:

(i)    the Relocated  Premises shall contain approximately the same as, or greater Rentable Area than, the Leased Premises leased by Tenant prior to the relocation (the “Existing Premises”); the Relocated Premises shall be a substantially similar space, and shall have at least the same number of linear feet of exterior window exposure as is contained in the Existing Premises;

(ii)   Landlord shall provide at its expense leasehold improvements in the Relocated Premises equal to the standards of the Leasehold Improvements in the Leased Premises which have been completed by or which Landlord is obliged herein to provide in the Leased Premises, including providing in the Relocated Premises a file server room that is equivalent in functionality and storage space to the file server room then existing in the Leased Premises, with the capacity to accommodate the computer and other telecommunications equipment then existing in the Leased Premises, all of which equipment shall be moved to the Relocated Premises by Tenant, which file server room would become available in the Relocated Premises for use and testing by Tenant no later than ten (10) days prior to the date of relocation;

(iii) Landlord shall pay for the reasonable moving costs (if any) from the Existing Premises to the Relocated Premises of Tenant’s moveable trade fixtures and furnishings, and Landlord shall reimburse Tenant for the reasonable cost of (i) replacing reasonable quantities of stationery, business cards, directories and other items requiring a change of address as a result of the relocation of the Leased Premises; and (ii) installing voice, data and any other telecommunications cabling and associated wiring reasonably required by Tenant in the Relocated Premises;

Initial
Landlord	Tenant

(iv)Within thirty (30) days following the date of the Notice of Relocation, Tenant shall notify Landlord in writing either that (a) Tenant agrees to relocate to the Relocated Premises or (b) Tenant elects to terminate this Lease.  Failure by Tenant to respond to the Notice of Relocation within the aforesaid thirty (30) days, will be deemed to mean that Tenant has elected to relocate to the Relocated Premises.  In the event that Tenant elects to terminate this Lease in lieu of relocating to the Relocated Premises, then the Lease shall terminate thirty (30) days after the date Tenant provides notice to Landlord of Tenant’s election to terminate this Lease, as if the Lease were scheduled to terminate on such date.

(v) during the remaining Term of this Lease but not including any renewals of the Lease, the Basic Rent and Tenant’s Proportionate Share  of Additional Rent for the Relocated Premises shall be no greater than the Basic Rent and Tenant’s Proportionate Share of Additional Rent for the Leased Premises, notwithstanding the Relocated Premises may contain a greater Rentable Area;

(vi) in order to compensate Tenant for the inconvenience of having the Leased Premises relocated, Landlord shall abate the first (1st) full month of Basic Rent and Additional Rent due under this Lease after the effective date of the relocation;

(vii)all other terms and conditions of this Lease shall apply to the Relocated Premises except as are inconsistent with the terms and conditions of this sub-paragraph;

(viii)Tenant agrees to execute Landlord’s standard form of lease amendment then being used by Landlord for the Building to give effect to the relocation; and

(ix) Landlord shall only have the right to relocate the Leased Premises once during the initial Term of this Lease.

2.            TERM

Term
(a)    This Lease is effective as of the Effective Date, but the Term of this Lease does not commence until the Commencement Date.  If requested by Landlord to do so, the parties shall execute a Memorandum of Acceptance, substantially in the form attached hereto as Schedule “G.”  Tenant shall be permitted to commence occupancy of the Leased Premises upon Substantial Completion, defined in the Work Agreement, of Tenant’s Work, defined in Schedule F and F-1, and upon Landlord’s receipt of certificates evidencing that all insurance Tenant is required to obtain and maintain hereunder has been obtained and is in full force and effect.  During the period of time commencing on the date of Tenant’s permitted occupancy of the Leased Premises and expiring the day before the Commencement Date (the “Early Occupancy Period”), Tenant may occupy the Leased Premises and conduct business in the Leased Premises.  All of the terms and conditions of this Lease shall apply during the Early Occupancy Period, except for the obligation of Tenant to pay Rent, which shall not commence until the Commencement Date.

Delay in
Occupancy
(b)    If Landlord is unable to deliver possession of the Leased Premises to Tenant with Tenant’s Work (as defined in Schedule “F”) substantially complete on or before the Commencement Date due to Landlord’s Fault (“Landlord’s Fault” means Landlord’s failure to substantially complete any of Tenant’s Work for reasons other than Tenant Delay, defined below or force majeure), holdover by any occupant thereof or for any other reason beyond the reasonable control of Landlord, then the Commencement Date shall be the date on which Landlord delivers possession of the Leased Premises to Tenant with Tenant’s Work having achieved Substantial Completion, defined in the Work Agreement attached hereto as Schedule F-1.  Provided, however, that for purposes of determining the Commencement Date, the date on which Substantial Completion shall be deemed to have occurred shall be accelerated on a day-for-day basis for each day of delay arising due to any of the following (each herein referred to as a “Tenant Delay”):  (i) any “long lead” items contained in Tenant’s Work which delays substantial completion of Tenant’s Work beyond the Commencement Date; (ii) changes requested by Tenant in Tenant’s Work (notwithstanding Landlord’s subsequent approval of any such changes); (iii) failure of Tenant to comply with any of the time requirements set forth in Schedule “F”; (iv) any delays designated as a Tenant Delay in Schedule “F”; or (v) any other act, omission or delay by Tenant or its employees, agents, contractors, vendors or invitees (or any persons employed by any of such persons) which delays the substantial completion of Tenant’s Work, including without limitation, the presence of any such persons inside the Leased Premises prior to completion of Tenant’s Work.  If Landlord is unable to deliver possession of the Leased Premises to Tenant with Tenant’s Work substantially complete on or before the Commencement Date due to a Tenant Delay, then the Commencement Date shall occur, and Rent (subject to the Abated Rent provision set forth below), shall commence as of the date Landlord would have been able to deliver possession of the Leased Premises to Tenant with Tenant’s Work substantially complete but for Tenant Delay.  A certificate of Landlord as to the date that Tenant’s Work is substantially completed, or as to the date upon which the same would have been substantially completed but for Tenant Delay, shall be conclusive and binding on Tenant and Rent in full shall accrue and become payable as of the date set out in said certificate.    If, due to a Landlord Delay, Substantial Completion of the entire Leased Premises cannot be achieved by the Commencement Date, but Landlord is able to deliver possession of a portion of the Leased Premises to Tenant with Tenant’s Work therein substantially completed such that Tenant is able to reasonably conduct its business in such substantially completed portion, then (i) the Commencement Date shall occur upon Landlord’s delivery of such substantially completed portion; and (ii) possession of the remainder of the Leased Premises shall be delivered to Tenant upon substantial completion of Tenant’s Work in such portion, and with respect to such remainder of the Leased Premises only, there shall be added to the Abatement Period one (1) day for each that delivery of such portion extends beyond the Commencement Date, and Tenant shall accept such additional abatement in full satisfaction of any claim which Tenant might otherwise have by reason of such delay.

Initial
Landlord	Tenant

Surrender of Leased
Premises and Holdover
(c)    Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender possession of the Leased Premises unto Landlord and Tenant shall remove from the Leased Premises, without damaging the Leased Premises or the Building, all trade fixtures, signs, furniture, equipment, inventory, supplies and other items of Tenant’s personal property.  Tenant shall surrender the Leased Premises broom-clean and in good condition, reasonable wear and tear excepted.  If, at the expiration of the Term or sooner termination hereof, Tenant shall remain in possession of the Leased Premises (or any portion thereof) without any further written agreement or in circumstances where a tenancy would thereby be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but Tenant shall be deemed to be a monthly tenant only, at the holdover percentage (defined as 150% for the first three (3) months of holdover and 200% for each additional month of holdover) of the monthly Basic Rent due for the Lease Year in which the Term expired or this Lease was earlier terminated, payable monthly in advance to Landlord plus all Additional Rent (as hereinafter defined) due for such period, and otherwise upon and subject to the same terms and conditions as herein contained, excluding, however, any options (defined for purposes of this Section 2(c) only as any: (x) right or option of Tenant to (i) extend or renew the Term, (ii) expand or contract the Leased Premises or (iii) relocate within the Building; and (y) rights of first refusal or first offer or notice (or similar rights) with respect to the lease of other space in the Building or the purchase of any portion of the Building or the Property), inducements or leasehold improvement allowances contained herein, and nothing, including the acceptance of any Rent by Landlord, for periods other than monthly periods, shall extend this Lease to the contrary.  Tenant hereby authorizes Landlord to apply any moneys received from Tenant in payment of such monthly holdover Rent.  Further, in the event that Tenant remains in possession of the Leased Premises (or any portion thereof) after the expiration or earlier termination of this Lease, without Landlord’s written consent, then Tenant will indemnify Landlord against all damages, costs, expenses, losses and liabilities (including without limitation all reasonable attorneys’ fees and costs) resulting from any delay in Tenant’s surrendering the entire Leased Premises to Landlord in the condition required hereunder upon the expiration or earlier termination of this Lease, including, without limitation, claims made by any succeeding tenants founded on such delay.  Notwithstanding anything herein to the contrary, in the event that Tenant shall holdover after the expiration or earlier termination of the Term and Landlord shall desire to regain possession of the Leased Premises promptly at said expiration or earlier termination of the Term, then Landlord, at its sole option, and not in lieu of any other remedies available to Landlord hereunder or at law or in equity, may forthwith re-enter and take possession of the Leased Premises without process, or by any legal process in force, and TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL NOTICES TO CURE OR VACATE OR TO QUIT THE LEASED PREMISES PROVIDED BY CURRENT OR FUTURE LAW (except for those notices specifically outlined in this Lease or not waiveable by law). Nothing in this paragraph shall be construed as giving Tenant the right to holdover beyond expiration or earlier termination of the Term, except for any month for which holdover rent, calculated in accordance with this provision, was paid in advance by Tenant and accepted by Landlord.

3.            RENT

Basic Rent
(a)    Tenant shall without demand, notice, deduction or right of offset pay to Landlord for every year during the Term the Basic Rent set forth in the BLI Rider.  Payments of Basic Rent shall be made in the equal monthly installments set forth in the BLI Rider, each in advance on the first day of each month during the Term, commencing on the Commencement Date.

Initial
Landlord	Tenant

Additional
Rent
(b)    Tenant shall without demand, notice, deduction or right of offset, except as expressly provided herein, pay to Landlord, as additional rent, for every year during the Term the amounts required to be paid by Tenant to Landlord pursuant to the provisions of Schedules “C” and “D” attached hereto.  For purposes of this Lease, “Additional Rent” shall mean those amounts required to be paid by Tenant to Landlord pursuant to the provisions of Schedules “C” and “D” and any other sums (except for Basic Rent) required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

Payment -
Additional Rent
(c)    Additional Rent shall be paid and adjusted with reference to a fiscal period of twelve (12) calendar months (“Fiscal Period”), which shall be a calendar year unless Landlord shall from time to time have selected a Fiscal Period which is not a calendar year by written notice to Tenant. Payments of Additional Rent shall be made in equal monthly installments, each in advance on the first day of each month during the Term, commencing on the Commencement Date.  Landlord shall advise Tenant in writing of Landlord’s estimate of the Additional Rent to be payable by Tenant during each Fiscal Period (or portion thereof, as the case may be, if applicable at the commencement or end of the Term or because of a change in Fiscal Period) during the Term. Such estimate shall in every case be a reasonable estimate and, if requested by Tenant, shall be accompanied by reasonable particulars of the manner in which it was calculated. The Additional Rent payable by Tenant for each Fiscal Period shall be based on Landlord’s estimate as aforesaid and paid in equal monthly installments in advance at the same time as payment of Basic Rent is due hereunder. From time to time, Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period (or portion thereof), in which case Landlord shall advise Tenant in writing of such re-estimate and fix new equal monthly installments for the remaining balance of such Fiscal Period (or portion thereof). After the end of each such Fiscal Period (or portion thereof), Landlord shall provide Tenant with a statement of the actual Additional Rent payable in respect of such Fiscal Period (or portion thereof) and a calculation of the amounts by which the Additional Rent payable by Tenant exceeds or is less than (as the case may be) the aggregate installments paid by Tenant on account of Additional Rent for such Fiscal Period (or portion thereof).  Within thirty (30) days after the submission of such statement either Tenant shall pay to Landlord any amount by which the amount found payable by Tenant with respect to such Fiscal Period (or portion thereof) exceeds the aggregate of the monthly payments made by Tenant on account thereof during such Fiscal Period (or portion thereof), or Landlord shall pay to Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments.  Where the calculation of Additional Rent for a period cannot be determined until after the termination or expiration of this Lease, the obligation of Tenant to pay Additional Rent for the period prior to termination or expiration of this Lease shall survive said termination or expiration and Additional Rent for such period shall be payable by Tenant upon demand by Landlord.

Rent
(d)    For purposes of this Lease, “Rent” means all amounts required to be paid by Tenant pursuant to this Lease including without limitation Basic Rent and Additional Rent. Rent shall be payable in lawful money of the United States of America to Landlord (or such other party designated by Landlord from time to time) as and when due under this Lease at the Rent Payment Address set forth in the BLI Rider (or such other address as Landlord may designate from time to time).  Simultaneously with the payment of each installment of Rent hereunder, Tenant shall pay to Landlord any and all sales, use, occupancy or similar taxes payable by virtue of any of such payments.  If required by Landlord, Tenant shall pay its Rent obligations to Landlord by wire transfer pursuant to instructions set forth in a written notice given by Landlord.  No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge or interest assessed against Tenant hereunder.  The obligations of Tenant to pay Rent to Landlord and the obligations of Landlord under this Lease are independent obligations.  If the Term commences or expires on any day other than the first or the last day of a calendar month, Rent for such fraction of a month shall be apportioned and adjusted based on the number of days in said month.  If the Commencement Date does not occur on the first day of a calendar month, then Rent for the first partial month shall be payable on the Commencement Date.  Notwithstanding anything herein to the contrary, payment of Basic Rent and Additional Rent for the first full calendar month of the Term shall be paid by Tenant to Landlord simultaneously with the execution and delivery of this Lease by Tenant to Landlord.

Initial
Landlord	Tenant

Late Rent
(e) Other remedies for non payment of Rent notwithstanding, if any monthly installment of Basic Rent or Additional Rent is not received by Landlord on or before the date due, or if any payment due to Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) day following the date Tenant was invoiced, then a late charge equal to ten percent (10%) of such past due amount shall be immediately due and payable hereunder, and interest shall accrue on all delinquent amounts from the date past due until paid at the lower of a rate of one and one-half (1.5%) percent per month (annual percentage rate = 18%), or the highest rate permitted by applicable law (the “Default Rate”).  Notwithstanding the foregoing, Tenant shall not be required to pay any late charge or interest on the first late payment of Rent in any consecutive twelve (12) month period, provided Tenant cures such failure to pay within five (5) days after receipt of written notice from Landlord of such failure.

Limitations
(f)    The information set out in statements, documents or other writings setting out the amount of Additional Rent submitted to Tenant under or pursuant to this Lease shall be binding on Tenant and deemed to be accepted by it and shall not be subject to objection by Tenant for any reason unless Tenant gives written notice (the “Dispute Notice”) to Landlord within sixty (60) days of Landlord’s submission of such statement, document, or writing identifying the statement, document, or writing in dispute and setting out in reasonable detail the reason why such statement, document or writing is in error or otherwise should not be binding on Tenant.  If Tenant disputes the amount of the Additional Rent as aforesaid, and if such dispute is not resolved within thirty (30) days after Tenant delivers the Dispute Notice to Landlord, then Landlord shall cause an audited statement of Additional Rent to be prepared by an independent nationally recognized firm of certified public accountants.  Tenant shall pay to Landlord the full amount of Additional Rent demanded by Landlord as a condition precedent to Tenant’s filing of a Dispute Notice and Landlord’s willingness to cause an audited statement of Additional Rent to be prepared by the accountants.  The audited statement of Additional Rent as prepared by such accountants shall be final and binding upon the parties hereto, and within fifteen (15) days after delivery of such statement of Additional Rent to the parties by such accountants, Landlord and Tenant shall readjust Additional Rent as contemplated by Section 3(c) above.  The cost of preparation of such audited statement shall be paid by Tenant to Landlord within fifteen (15) days after demand by Landlord, however, Tenant shall not be responsible to pay such costs if the amount of Additional Rent payable by Tenant as set forth in such audited statement is at least five percent (5%) less than the amount of Additional Rent demanded by Landlord in accordance with the statement delivered to Tenant pursuant to Section 3(c) above.  Any dispute shall be limited to the most recent Additional Rent billing.  There shall be no dispute permitted for any Additional Rent billing beyond the-then current billing.

Abated Rent
(g)  Provided that Tenant is not in default under any term, condition or obligation of the Lease beyond any applicable notice and cure period at the time of the abatement provided below, Tenant’s monthly installment of Basic Rent shall be abated for the first nine (9) full months (as such period may be increased pursuant to Section 2(b) of this Lease) of the Term of this Lease (the “Abatement Period”), in the amount of Twenty-four Thousand, One Hundred Sixty-six and 92/100 Dollars ($24,166.92) per month, for a total abatement of Two Hundred Seventeen Thousand, Five Hundred Two and 28/100 Dollars ($217,502.28) (the “Abated Rent”).  This provision shall not be construed to abate any other sums that may fall due under the terms of this Lease during the Abatement Period, other than the monthly installments of Basic Rent stated above.  The Abated Rent, together with interest thereon calculated at the rate of twelve percent (12%) simple interest per annum (the “Interest Rate”), shall be amortized over the Term of the Lease.  So long as Tenant does not default in its monetary obligations under this Lease, and fail to cure such default within the applicable period of cure, if any, provided under this Lease, then upon Landlord’s receipt of the final monthly installment of Rent due during the Term, Tenant shall have no liability to Landlord for the repayment of any portion of the Abated Rent or the interest thereon that was amortized over the Term. In the event that Tenant shall default in any of its monetary obligations under this Lease, and Tenant shall fail to cure such defaults within the applicable notice and cure periods, if any, specified in this Lease, then in addition to all of Landlord’s other remedies available under the Lease, Tenant shall also become immediately liable to Landlord for the unamortized portion of the Abated Rent existing as of the date of such uncured monetary default, and interest shall accrue thereon at the Default Rate until such sum is paid in full.

4.            SECURITY DEPOSIT
Security
Deposit
Simultaneously with Tenant’s execution and delivery to Landlord of this Lease, Tenant shall pay to Landlord the sum of Forty- eight Thousand, Three Hundred Thirty-three and 84/100 Dollars ($48,333.84) as a deposit (the “Security Deposit”) to Landlord to stand as security for the payment by Tenant of any and all present and future debts and liabilities of Tenant to Landlord and for the performance by Tenant of all of its obligations arising under or in connection with this Lease (the “Debts, Liabilities and Obligations”).  Landlord shall not be required to keep the Security Deposit separate from its general funds, and no interest shall accrue on such monies.  In the event of Landlord disposing of its interest in this Lease, Landlord shall credit the Security Deposit to its successor and thereupon shall have no liability to Tenant to repay the Security Deposit to Tenant. Subject to the foregoing and to Tenant not being in default under this Lease, Landlord shall repay the Security Deposit to Tenant without interest at the end of the Term or sooner termination of this Lease provided that all Debts, Liabilities and Obligations of Tenant to Landlord are paid and performed in full, failing which Landlord may on notice to Tenant elect to retain the Security Deposit and to apply it in reduction of the Debts, Liabilities and Obligations and Tenant shall remain fully liable to Landlord for payment and performance of the remaining Debts, Liabilities and Obligations.  If an Event of Default shall occur, or if Tenant fails to maintain the Leased Premises in the condition required by this Lease, Landlord shall have the right, without prejudice to any other remedy of Landlord, to apply all or any portion of the Security Deposit toward the cure of such Event of Default or to remedy the condition of the Leased Premises.  If Landlord so applies the Security Deposit or any portion thereof before the expiration or earlier termination of this Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary to restore the Security Deposit to its original amount.

Initial
Landlord	Tenant

In the event that the Term of this Lease is extended, whether by Tenant’s exercise of the Option to Renew or otherwise, and at the time of the commencement of the term of such extension no Event of Default exists under this Lease; no Event of Default has occurred under this Lease during the prior twelve (12) month period; and no portion of the Security Deposit has been applied by Landlord at any time during the Term in order to cure an Event of Default or to remedy any condition of the Leased Premises, then the amount of the Security Deposit then being held by Landlord shall be reduced by Twenty-four Thousand, One Hundred Sixty-six and 92/100 Dollars ($24,166.92) and such amount shall constitute a credit to be applied by Landlord upon the commencement of the term of such extension to the Rent as it accrues during such term of extension until such credit is exhausted. The remainder of the Security Deposit, in the amount of Twenty-four Thousand, One Hundred Sixty-six and 92/100 Dollars ($24,166.92), shall continue to be held by Landlord as the Security Deposit hereunder through the expiration of the Lease Term, as the same may thereafter be further extended from time to time.

5.            GENERAL COVENANTS

Landlord’s
Covenants
(a)    Landlord covenants with Tenant:

(i)	upon payment by Tenant of the Rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed hereunder, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term without hindrance by Landlord or any other person or persons lawfully claiming by, through or under Landlord, subject, however, to the terms and conditions of this Lease and all matters of public record;

(ii)	to observe and perform all the covenants and obligations of Landlord herein; and

(iii)	to maintain the Common Areas and Facilities in compliance with all applicable laws, including the Americans With Disabilities Act and all governmental regulations related to the same as the same may become effective, applicable and interpreted from time to time (“ADA”) at Landlord’s initial expense, the cost of which may be included in Operating Costs to the extent permitted under Schedule D.

Tenant’s
Covenants
(b)    Tenant covenants with Landlord:

(i)    to pay Rent as and when due; and

(ii)    to observe and perform all the covenants and obligations of Tenant herein.

6.            USE AND OCCUPANCY

Tenant covenants with Landlord:
Use
(a)    not to use the Leased Premises for any purpose other than for general administrative office, and other related uses consistent with the use of general office premises located in the Building and in other Class A office buildings (the “Permitted Use”), which may include the installation and use of a file server room containing computer and other telecommunications equipment that is consistent with file server rooms, computer and other telecommunications equipment commonly located and used in other premises leased for general office use in the Building and in other Class A office buildings, and for no other use or purpose whatsoever, and Tenant shall ensure that such use shall be consistent with the character of the Property and compatible with the other uses of the Property;

Initial
Landlord	Tenant

Waste
(b)    not to commit, or permit persons under its control to commit, any waste, injury or damage to the Leased Premises including the Leasehold Improvements (as defined in Schedule “F”) and any trade fixtures therein;
Nuisance, etc.
(c)    not to cause or permit persons under its control to cause anything upon or in respect of the Leased Premises any nuisance or menace to Landlord, other tenants of the Property or occupants of adjoining and/or neighboring lands and premises. Without limiting the foregoing, neither Tenant nor persons under its control shall: keep in, on or around the Leased Premises any animals, birds or other pets other than legally authorized assistance animals; or permit vibration, noise, odors, fumes, dust or vapors to be experienced outside of the Leased Premises; or engage in indecent or pornographic matters.  Tenant shall conduct its business and control its employees and invitees so as not to create any nuisance or unreasonably interfere with other tenants or users of the Property or with Landlord in its management of the Property.

Overloading
of Floors
(d)    not to bring upon the Leased Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size, or use might, in the opinion of Landlord, acting reasonably, damage the Leased Premises or the Building or overload the floors of the Leased Premises, and that if any damage is caused to the Leased Premises or the Building by any machinery, equipment, article or thing or by overloading, or by any act, neglect or misuse on the part of Tenant, or any of its servants, agents, employees, contractors, invitees or by any person having business with Tenant, Tenant shall, at Landlord’s option, either repair the damage or reimburse Landlord for the cost of repairing the damage and remove such machinery, equipment, article or thing or cause the floor to be re-enforced in a manner acceptable to Landlord at Tenant’s cost and expense;

Overloading
of Facilities
(e)    not to install or use any equipment which would exceed or overload the capacity of the utility facilities servicing the Leased Premises or the Building, and Tenant agrees that if any equipment installed or used by Tenant shall require additional utility facilities, then the installation of such additional utility facilities, if available, shall be subject to Landlord’s prior written approval (which approval may be withheld in Landlord’s sole and absolute discretion), and if approved by Landlord shall be installed at Tenant’s sole cost and expense in accordance with plans and specifications approved by Landlord;

Population Density
(f)  The population density within the Leased Premises as a whole shall at no time exceed one person for every 150 rentable square feet in the Leased Premises.  Tenant shall not use any substantial portion of the Leased Premises for a “call center”, any other telemarketing use, or any credit processing use.

Plumbing
Facilities
(g)    not to use the plumbing facilities (if any) in the Leased Premises or in the Common Areas and Facilities of the Property for any other purpose than that for which they are designed, and no sweepings, rubbish, rags or other unsuitable material of any kind shall be thrown therein; and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, payable to Landlord on demand;

Refuse
(h)    not to use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Leased Premises or the Property, and will at all times keep the Leased Premises in a clean and tidy condition;

Compliance
with Law
(i)    to comply at its own expense with all governmental laws, regulations and requirements from time to time, including the ADA, that pertain to (i) the Leased Premises or the occupation and use thereof, (ii) the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by or on behalf of Tenant therein and (iii) the making by Tenant of any repairs, replacements, alterations, additions, changes or improvements therein. Tenant’s obligation to comply with the foregoing shall exclude structural alterations or replacements to the Building shell unless such alterations or repairs are necessitated by Tenant’s particular use of the Leased Premises including without limitation alterations made by or on behalf of Tenant. Landlord shall perform all structural alterations or replacements to the Building shell as required by governmental laws, regulations and requirements except for any such alterations or replacements for which Tenant is responsible pursuant to the immediately preceding sentence;

Initial
Landlord	Tenant

Environmental
Compliance
(j)  To comply with requirements imposed on Tenant pursuant to Schedule “E1” attached to this Lease;

Rules and
Regulations
(k)    to observe and perform, and to use commercially reasonable efforts to cause its employees, agents, contractors, invitees and others over whom Tenant can reasonably be expected to exercise control to observe and perform, the Rules and Regulations contained in Schedule “E” hereto, and such further and other reasonable rules and regulations and amendments and additions thereto as may hereafter be made by Landlord and notified in writing to Tenant, except that no change or addition may be made that is inconsistent with this Lease unless as may be required by governmental regulation or unless Tenant consents thereto.  The imposition of such Rules and Regulations shall not create or imply any obligation of Landlord to enforce them or create any liability of Landlord for their non-enforcement or otherwise. Notwithstanding the foregoing, Landlord agrees that it will not discriminate against Tenant in the enforcement of such Rules and Regulations;

Insurance Risks
(l)    not to do, omit or permit to be done or omitted to be done upon the   Property anything  which would cause to be increased Landlord’s cost of insurance or the costs  of insurance of another  tenant of the Property against perils as to which Landlord or such other tenant has insured or which shall cause any policy of insurance on the Property to be subject to cancellation; and

Signs
(m)  not to erect or install any exterior or interior window or door signs or advertising media or window or door lettering, or any signs, placards or advertising on the exterior of the Leased Premises or within the Leased Premises that can be viewed from outside of the Leased Premises without the prior written consent of Landlord (which may be withheld by Landlord is its sole and absolute discretion).  Any sign(s) or other matter which Tenant may install in or about the Leased Premises with the approval of Landlord shall be maintained in good condition and in compliance with applicable laws, and shall be removed at the expiration or earlier termination of the Term, and Tenant shall restore the area where the sign or other matter was mounted to its original condition prior to such installation.

Alterations
(n)  to perform or install any alterations or improvements to the Leased Premises in compliance with the terms of this Lease and Schedule “F” and Schedule “F-1” attached hereto and incorporated herein by this reference.

7.            ASSIGNMENT AND SUB-LETTING

No Assignment and
Subletting
(a)    Tenant covenants that it will not assign this Lease or sublet all or any part of the Leased Premises or mortgage or encumber its interest in this Lease or the Leased Premises or any part thereof, or suffer or permit the occupation of all or any part thereof by others (each of which is a “Transfer”) in whole or in part without the prior written consent of Landlord, which consent Landlord covenants not to withhold unreasonably (i) as to any assignee, subtenant or occupant (each of which is a “Transferee”) who is in a satisfactory financial condition, agrees to use the Leased Premises for the Permitted Use and is otherwise satisfactory to Landlord, and (ii) as to any portion of the Leased Premises which, in Landlord’s sole judgment, is a proper and rational division of the Leased Premises, subject to Landlord’s right of termination arising under Section 7(b) below.  Notwithstanding anything herein to the contrary, Landlord may withhold its consent in its sole and absolute discretion to:  (A) a proposed sublessee or assignee which intends to operate in the Leased Premises:  (1) a school or classroom facility use; (2) a training institute; or (3) a doctor’s office or medical facility; (B) an entity which can defend a lawsuit on the basis of sovereign immunity; or (C) any governmental or quasi-governmental entity.  The foregoing prohibition against a Transfer shall be construed to include a prohibition against any Transfer by operation of law.

Notwithstanding anything to the contrary contained herein and provided Tenant gives Landlord fifteen (15) days prior written notice, Tenant shall be entitled to assign this Lease or sublet the Leased Premises to any of the following entities (each of which is a “Controlled Tenant”): (i) resulting from the merger of the originally named Tenant with, or acquisition (including all or substantially all of the assets) by or of, another company, provided such Controlled Tenant shall have a tangible net worth not less than the tangible net worth of Tenant as of the date of this Lease; or (ii) any company that is and remains throughout the Term an affiliate of Tenant.  As used in the immediately preceding sentence, an “affiliate” is a company that controls Tenant, is controlled by Tenant or which is controlled by a company that likewise controls Tenant.  In connection with any such assignment, Tenant shall cause the Controlled Tenant to execute and deliver to Landlord an agreement whereby the Controlled Tenant agrees to assume all of the obligations of Tenant under this Lease and to be bound by all the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, and whereby the Controlled Tenant agrees that the provisions of this paragraph shall be binding upon it as if it were the original Tenant hereunder.  Together with its required notice to Landlord regarding the proposed transfer to a Controlled Tenant, Tenant shall provide Landlord with supporting documentation confirming to Landlord’s reasonable satisfaction that the transferee is, in fact, a Controlled Tenant.  Notwithstanding the foregoing, in no event shall Tenant be released from liability for the obligations under this Lease upon a transfer to a Controlled Tenant.

Initial
Landlord	Tenant

Assignment or
Subletting
Procedures
(b)    Tenant shall not effect a Transfer (other than a Transfer to a Controlled Tenant) unless it shall have first requested and obtained the written consent of Landlord thereto. Any request for consent to a Transfer shall be in writing and accompanied by a copy of the offer certified by Tenant to be true and complete, and Tenant shall furnish to Landlord all information available to Tenant and requested by Landlord as to the responsibility, financial standing and business of the proposed Transferee.  Notwithstanding anything herein to the contrary, within twenty (20) days after the receipt by Landlord of such request for consent and of all information which Landlord shall have requested hereunder, Landlord shall have the right, but not the obligation, to terminate this Lease upon delivering written notice to Tenant, if the request from Tenant is to Transfer this Lease or the whole of the Leased Premises, or if the request from Tenant is to Transfer a part of the Leased Premises only, then Landlord can terminate this Lease with respect to such part, in each case as of a termination date to be stipulated in said written notice of termination, which termination date shall be not less than sixty (60) days or more than ninety (90) days following the giving of such notice.  If Landlord elects to send such termination notice, Tenant shall surrender the whole or part, as the case may be, of the Leased Premises in accordance with the terms of this Lease by the date set forth in such notice of termination, and Basic Rent and Additional Rent shall be apportioned and paid as of the later of the termination date or the date of surrender and, if only a part of the Leased Premises is to be surrendered, then Basic Rent and Additional Rent shall after the later of the termination date or date of surrender abate proportionately.  If Landlord consents to a request for Transfer, Tenant shall effect the Transfer only upon the terms set out in the offer submitted to and approved by Landlord and not otherwise.  Any consent shall be given without prejudice to Landlord’s rights under this Lease and shall be limited to the particular Transfer in respect of which it was given and shall not be deemed to be an authorization for or consent to any further or other Transfers. Landlord’s right to recapture the Leased Premises as set forth in this Paragraph shall be inapplicable to a Transfer to a Controlled Tenant.

Excess Transfer
Rent
(c)    In the event Landlord consents to any Transfer, Tenant shall pay to Landlord, as and when amounts are due or paid by the Transferee to Tenant, all Excess Transfer Rent.  For purposes hereof, “Excess Transfer Rent” shall be determined by subtracting from all gross revenue received by Tenant from the Transferee and attributable to the Transfer:

(i)	the Rent paid by Tenant to Landlord during the term of the Transfer; and

(ii)	any reasonable and customary out of pocket transaction costs incurred by Tenant in connection with such Transfer including attorneys’ fees, brokerage commissions, cash inducements and alteration costs (which transaction costs shall be amortized on a straight line basis over the term of the Transfer).

Tenant agrees to promptly furnish such information with regard to the Excess Transfer Rent as Landlord may request from time to time.

Assumption of
Obligations
(d)    No Transfer shall be effective unless the Transferee shall execute an agreement on Landlord’s form, assuming all the obligations of Tenant hereunder, and shall have paid to Landlord a processing fee of $500.00 together with Landlord’s reasonable out-of-pocket expenses in connection with legal and other consultants.

Initial
Landlord	Tenant

Tenant’s Continuing
Obligations
(e)    Notwithstanding anything in this Lease to the contrary, Tenant agrees that any consent to a Transfer shall not thereby release Tenant of its obligations hereunder, and Tenant shall remain primarily liable hereunder for the obligations of Tenant until the expiration or earlier termination of the Term.

Change of
Control
(f)      If Tenant at any time is a corporation, partnership or limited liability company, it is acknowledged and agreed that the transfer or issuance of any capital stock of the corporation, partnership interests of the partnership or membership interests of the limited liability company, sufficient to transfer effective voting control of the entity in question to other than the shareholder(s), stockholder(s), partners or members having effective voting control of said entity immediately prior to such transfer or issuance, shall be deemed for all purposes of this Section 7 to be a Transfer and accordingly, a violation of this Section 7 respecting assignment of this Lease unless the prior written consent of Landlord is first obtained, and Landlord shall have all of the  same rights in respect thereof as though any such transfer or issuing of shares, partnership interest or membership interest or proposed transferring or issuing of shares, partnership interest or membership interest were a Transfer.  Landlord shall have access at all times to the books and records of Tenant, and Tenant shall make the same available to Landlord or its representatives upon request, for inspection and copying at all times in order for Landlord to ascertain whether or not there has at any time during the Term been a transfer or issuing of shares, partnership interest or membership interest sufficient to constitute a change in the effective voting control of Tenant.  This Section 7 (f) shall not apply to Tenant if and for so long as Tenant is a corporation whose shares are listed and traded on any recognized stock exchange in the United States.

(g)    Notwithstanding anything in this Lease to the contrary, Tenant shall not be permitted without the written consent of Landlord to effect a Transfer to any tenant currently occupying space in the Property or any prospective tenant that Landlord is then negotiating with or had negotiated with within six (6) months of Tenant’s request for consent to a Transfer.

8.            REPAIR & DAMAGE
Landlord’s
Repairs to
Property
(a)	(i) Landlord covenants with Tenant:

(A)	to keep in a good and reasonable state of repair and decoration the Common Areas and Facilities, the Building (excluding the Leased Premises and premises of other tenants) and the exterior portions of the Building (including foundations, walls and roof) and other structures from time to time forming a part of the Property and affecting its general appearance; and

(B)	to repair, so far as reasonably feasible, and as expeditiously as reasonably feasible, defects in Building standard demising walls within the Leased Premises, structural elements of the Leased Premises and standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally (if and to the extent that such defects are sufficient to impair Tenant’s use of the Leased Premises while using them in a manner consistent with this Lease). Landlord shall in no event be required to make repairs or replacements to Leasehold Improvements within the Leased Premises made by Tenant, or by Landlord on behalf of Tenant or a prior tenant, or to make repairs to wear and tear within the Leased Premises. Landlord shall exert commercially reasonable efforts to commence and complete any repairs to the Leased Premises that Landlord is required to make hereunder within thirty (30) days after Landlord’s receipt of written notice from Tenant of the need for such repairs.

(ii)	Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of Tenant or any employee, agent, contractor or invitee of Tenant, Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost thereof. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Leased Premises pursuant to Landlord’s rights and obligations under this Lease.

(iii)	The cost of any repairs or replacements made by Landlord hereunder shall be included in Operating Costs, subject to the terms and limitations set forth on Schedule “D” attached hereto.

Initial
Landlord	Tenant

Tenant’s
Repairs to
Leased Premises
(b)    Tenant shall, at its sole cost and expense and at all times throughout the Term (except insofar as the obligation to repair rests upon Landlord pursuant to the provisions of Section 8(a)(i) above), keep and maintain in good order, repair and first class condition (including making replacements, as necessary) the whole of the Leased Premises and every part thereof (including without limitation all Leasehold Improvements, systems and facilities located therein), reasonable wear and tear excepted.  Additionally, Tenant shall, at its sole cost and expense and at all times throughout the Term, keep and maintain in good order, repair and first class condition (including making replacements, as necessary) any utility, mechanical and other equipment and/or installations located outside the Leased Premises that are solely for the benefit of Tenant’s use of the Leased Premises.

Entry by
Landlord
(c)     Landlord and its agents shall be entitled at all reasonable times during the Term to enter the Leased Premises to inspect the condition thereof upon giving reasonable prior verbal notice (however no notice shall be required in case of emergency). Where an inspection reveals that repairs or replacements are necessary and such repairs or replacements are the obligation of Tenant hereunder, Landlord shall give Tenant written notice thereof, and promptly thereafter Tenant will proceed to make all necessary repairs or replacements in a good and workmanlike manner and to the reasonable satisfaction of Landlord, so as to complete same within the reasonable time-frame provided for in the notice from Landlord.  The failure by Landlord to give notice shall not relieve Tenant from any of its obligations to repair or replace in accordance with the provisions hereof. If Tenant refuses or neglects to repair promptly and to the reasonable satisfaction of Landlord as required pursuant to this Section 8(c), Landlord may, but shall not be obligated to, make such repairs or replacements without liability to Tenant for any loss or damage which may occur to Tenant’s property or to Tenant’s business by reason thereof and upon completion, Tenant shall pay upon demand Landlord’s cost for making any such repairs or replacements plus an administrative charge in an amount equal to fifteen percent (15%) of the cost thereof.  Tenant agrees that the making of any repairs or replacements by Landlord pursuant to this subsection 8(c) is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease. Except in case of emergency, Landlord agrees to make commercially reasonable efforts to perform such repairs in the Leased Premises in a manner that will prevent unreasonable interference with Tenant’s business; provided, however, this shall not be construed to require Landlord to perform repairs during Tenant’s non-business hours or on weekends.

Notice by
Tenant
(d)    Tenant shall, when it becomes aware of same, notify Landlord of any damage to, or deficiency or defect in any part of the Leased Premises or other portion of the Property, and any equipment or utility systems, or any installation located therein, notwithstanding the fact that Landlord may have no obligation with respect to same.

Damage and
Destruction
(e)    It is agreed between Landlord and Tenant that:

(i)	in the event of damage to the Property or to any part thereof, if in the reasonable opinion of Landlord the damage is such that the Leased Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by Tenant for the purposes of its business for any period of time in excess of ten (10) consecutive days, then

(A)	unless the damage was caused by the fault or negligence of Tenant or its employees, agents, contractors, invitees or others under its control, from the date of occurrence of the damage until Landlord has completed the repairs required of Landlord hereunder, the Rent payable pursuant to this Lease shall abate from time to time in proportion to the part or parts of the Leased Premises damaged and not reasonably capable of use and occupancy and which in fact are not used by Tenant, and

(B)	unless this Lease is terminated as hereinafter provided, Landlord and/or Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in Sections 8(a) and 8(b) above) shall repair such damage with all reasonable diligence;

Initial
Landlord	Tenant

(ii)	if the damage is such that the Leased Premises are rendered untenantable, in whole or in part, and if, in the opinion of Landlord, the damage cannot be repaired with reasonable diligence within one hundred eighty (180) days from the occurrence of the damage, or if the damage is not covered by Landlord’s property insurance, or if Landlord’s lender requires that applicable insurance proceeds be applied to its loan rather than being used for reconstruction, or if said damage or destruction occurs within the last twelve (12) months of the Term, then in any of the foregoing events Landlord may, within thirty (30) days after the date of the damage, terminate this Lease by notice to Tenant. Upon Landlord giving such notice, this Lease shall be terminated as of the date of the damage, Tenant shall vacate and surrender the Leased Premises as otherwise required by this Lease on expiration of the Term and the Rent and all other payments for which Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of the damage;

(iii)	Landlord shall not be required to use plans and specifications and working drawings used in the original construction of the Building and nothing in this subsection requires Landlord to rebuild the Building in the condition and state that existed before the damage, but the Building, as rebuilt, will have reasonably similar facilities and services to those in the Building prior to the damage;

(iv)	if premises whether of Tenant or other tenants of the Property comprising in the aggregate half or more of the total number of square feet of rentable office area in the Property or half or more of the total number of square feet of rentable office area in the Building (as determined by Landlord) or portions of the Property which affect access or services essential thereto, are substantially damaged or destroyed by any cause and if in the reasonable opinion of Landlord the damage cannot reasonably be repaired within one hundred eighty (180) days from the happening of the damage, or if the damage is not covered by Landlord’s property insurance, or if Landlord’s lender requires that applicable insurance proceeds be applied to its loan rather than being used for reconstruction, or if said damage or destruction occurs within the last twelve (12) months of the Term, then in any of the foregoing events Landlord may, by written notice to Tenant given within thirty (30) days after the occurrence of such damage or destruction, terminate this Lease, in which event neither Landlord nor Tenant shall be required to make any repairs hereunder, and Tenant shall instead deliver possession of the Leased Premises to Landlord with reasonable diligence but in any event within sixty (60) days after delivery of such notice of termination if the damage or destruction is to the Leased Premises and Tenant is not, following such damage or destruction, then using any substantial portion of the Leased Premises, or within one hundred twenty (120) days after delivery of such notice of termination if the damage or destruction is to the Common Areas and Facilities or other portions of the Building exclusive of the Leased Premises and Tenant, following such damage or destruction, continues to use any substantial portion of the Leased Premises, and Rent shall be apportioned and paid to the date upon which Tenant surrenders possession of the Leased Premises to Landlord (but subject to any abatement to which Tenant may be entitled under Section 7(e)(i)(A) above); and

(v)	Notwithstanding anything herein to the contrary, in the event Landlord does not complete its required restoration of the Leased Premises within three hundred sixty-five (365) days after receiving insurance proceeds to be used for such restoration, Tenant shall be entitled to terminate this Lease by giving Landlord written notice of intent to terminate within ten (10) days after expiration of such 365 day period. However, if at any time Landlord believes it will be unable to complete restoration within such 365 day period, it shall be entitled to notify Tenant in writing of Landlord’s estimated time frame for completion of restoration and if Tenant fails to cancel this Lease by notice of cancellation given to Landlord within 10 days following Landlord’s written notice, such 365 day period shall automatically be extended to the last day of Landlord’s estimated time frame.

9.            INSURANCE AND LIABILITY

Landlord’s
Insurance
(a)    Landlord shall take out and keep in force during the Term insurance with respect to the Property (excluding Leasehold Improvements in the Leased Premises and anything required to be insured by Tenant hereunder).  The insurance to be maintained by Landlord shall be in respect of perils and in amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonable prudent owners of properties similar to the Property, all as from time to time determined at reasonable intervals by insurance advisors selected by Landlord, and whose opinion shall be conclusive.  Unless and until the insurance advisors shall state that any such perils are not customarily insured against by owners of properties similar to the Property, the perils to be insured against by Landlord shall include, without limitation, public liability, boilers and machinery, fire and extended perils and may include at the option of Landlord losses suffered by Landlord in its capacity as Landlord through business interruption.

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Landlord	Tenant

Tenant’s
Insurance
(b)    Tenant shall, at its sole cost and expense, take out and keep in force during the Term:

(i)	commercial general liability insurance on an all occurrence basis with respect to the business carried on, in or from the Leased Premises and Tenant’s use and occupancy of the Leased Premises and of any other part of the Property, with coverage for any one occurrence or claim of not less than Five Million Dollars ($5,000,000) or such other amount as Landlord may reasonably require upon not less than one (1) month’s notice at any time during the Term, which insurance shall include Landlord (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord) as an additional insured and shall contain a cross liability clause protecting Landlord in respect of claims by Tenant as if Landlord were separately insured;

(ii)	“Causes of Loss – Special Form” property insurance covering the Leasehold Improvements, trade fixtures, furniture, equipment and personal property in the Leased Premises for not less than eighty percent (80%) of the full replacement cost thereof, and which insurance shall include Landlord as a loss payee as its interest may appear;

(iii)	Workers’ compensation and employer’s liability insurance affording statutory coverage and containing statutory limits with the employer’s liability portion thereof to have minimum limits of $1,000,000.00;

(iv)	business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Sections 9(b)(i) and (ii) above and other perils commonly insured against by prudent business owners, or attributable to prevention of access to the Leased Premises for a period of at least eighteen (18) months; and

(v)	insurance against such other perils and in such amounts as Landlord may from time to time reasonably require upon not less than ninety (90) days’ written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Property.

All insurance required to be maintained by Tenant shall be on terms and with insurers reasonably satisfactory to Landlord, but in any event such insurance shall be maintained with insurance companies with a rating and financial size of not less than A-, X in the most current available “Best’s Insurance Reports”, and licensed to do business in the State in which the Property is located.  Each such policy of Tenant shall: (A) be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry, (B) contain a cross liability clause, and (C) contain an undertaking by the insurer that no material change adverse to Landlord or Tenant will be made, and the policy will not lapse or be cancelled, except after not less than thirty (30) days’ prior written notice to Landlord of the intended change, lapse or cancellation.  Tenant shall furnish to Landlord, annually and if and whenever requested by Landlord, certificates (ACORD 28 only) or other evidences acceptable to Landlord as to the insurance from time to time effected by Tenant and its renewal or continuation in force, together with evidence as to the method of determination of full replacement cost of the Leasehold Improvements, trade fixtures, furniture, equipment and personal property in the Leased Premises, and if Landlord reasonably concludes that the full replacement cost has been underestimated, Tenant shall arrange for any necessary increase in coverage required under this Section 9(b).  If Tenant shall fail to take out, renew and keep in force the insurance required hereunder, or if the evidence of insurance submitted to Landlord is unacceptable to Landlord (or no such evidence of insurance is submitted within two (2) days after request therefor by Landlord), then Landlord may give written notice to Tenant requiring compliance with this Section 9(b) and specifying the respects in which Tenant is not then in compliance with this Section 9(b).  If Tenant does not within two (2) days provide appropriate evidence of compliance with this Section 9(b), Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which Tenant shall have failed to obtain, without prejudice to any other rights of Landlord under this Lease or otherwise, and Tenant shall pay to Landlord upon demand all premiums and other reasonable expenses incurred by Landlord to obtain such additional coverage or insurance.

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Landlord	Tenant

Limitation of
Landlord’s
Liability
(c)    Tenant agrees that Landlord shall not be liable for any bodily injury to or death of any person, or loss or damage to any property belonging to, Tenant or its employees, agents, contractors, invitees, licensees or any other person in, on or about the Property unless resulting from the gross negligence or willful misconduct of Landlord, its employees, agents or contractors.  In no event shall Landlord be liable for any damage, including direct, indirect, special or consequential damage, which is caused by steam, water, rain or snow or other thing which may leak into, issue or flow from any part of the Property or from the pipes or plumbing works, including the sprinkler system (if any) therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads (if any) or for any such damage caused by anything done or omitted by Tenant or any other tenant or user of the Property (or any of their employees, agents, contractors, customers or invitees).

Indemnity of
Landlord
(d)    Except with respect to claims waived under Section 9(e), Tenant agrees to indemnify and save harmless Landlord from and against:

(i)	all claims for bodily injury or death, property damage or other loss or damage arising from within the Leased Premises or the conduct of any work or any act or omission of Tenant or any Transferee, agent, employee, contractor, invitee or licensee of Tenant, and in respect of all costs (including, without limitation, attorneys’ fees and disbursements, through all appeals), expenses and liabilities incurred by Landlord in connection with or arising out of all such claims including without limitation the expenses of any action or proceeding pertaining thereto; and

(ii)	any loss, cost (including, without limitation, attorneys’ fees and disbursements, through all appeals), expense or damage suffered by Landlord arising from any breach by Tenant of any of its covenants and obligations under this Lease.

The indemnity obligations of Tenant hereunder shall survive expiration or termination of the Term.

Indemnity of
Tenant
(e)   Except with respect to claims waived under Section 9(f) and except to the extent caused by the gross negligence or willful misconduct of Tenant, its agents or employees, Landlord agrees to indemnify and save harmless Tenant from and against:

(i)	all claims for bodily injury or death, property damage or other loss or damage arising from the gross negligence or willful misconduct Landlord, its agents, employees, or contractors, including all costs, expenses and liabilities incurred by Tenant in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto; and

(ii)	any loss, cost, (including, without limitation, attorneys' fees and disbursements, through all appeals), expense or damage suffered by the Tenant arising from any breach by the Landlord of any of its covenants and obligations under this Lease.

The indemnity obligations of Landlord hereunder shall survive expiration or termination of the Term.

Waiver of
Subrogation
(f)    Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each, on behalf of themselves and their respective heirs, successors, legal representatives, assigns and insurers, hereby (i) waives any and all rights of recovery, claims, actions or causes of action against the other and their respective officers, directors, partners, shareholders, agents, servants, employees, guests, licensees or invitees for any property loss or damage that may occur to the Leased Premises or other portion of the Project, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is of the type insurable under “Causes of Loss – Special Form” property insurance, irrespective of whether Landlord or Tenant actually maintains such insurance and regardless of cause or origin, including negligence of the other party hereto or its respective officers, directors, partners, shareholders, agents, servants, employees, guests, licensees or invitees, and (ii) covenants that no insurer under any property insurance maintained by Landlord or Tenant shall hold any right of subrogation against such other party.  If the respective insurer of Landlord and Tenant does not permit such a waiver without an appropriate endorsement to such party’s insurance policy, then Landlord and Tenant each shall notify its insurer of the waiver set forth herein and secure from such insurer an appropriate endorsement to its respective insurance policy with respect to such waiver.

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10.            EVENTS OF DEFAULT AND REMEDIES

Events of
Default
(a)    The occurrence of any of the following events shall be deemed an “Event of Default”:

(i)	Tenant shall have failed to pay any installment of Rent or any other amount payable hereunder when due, and such failure shall continue for a period of more than ten (10) days after written notice thereof is sent to Tenant by Landlord; provided, however, if Tenant fails to pay any installment of Rent or any other amount payable hereunder when due twice in any twenty-four (24) month period, then any subsequent failure by Tenant within the next twenty-four (24) months to pay any installment of Rent or any other amount payable hereunder when due shall be deemed an Event of Default for purposes of this Lease and Tenant shall not be entitled to any notice or cure period;

(ii)	Tenant shall breach any of the terms or provisions of this Lease or fail to perform or abide by any of its covenants or obligations under this Lease (other than a default referenced in Sections 10(a)(i), 10(a)(iii), 10(a)(iv), 10(a)(v), 10(a)(vi) and 10(a)(vii) herein), and such breach or failure is not cured by Tenant within thirty (30) days after Landlord sends Tenant written notice of same; provided, however, that if such breach or failure is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured within said thirty (30) days, then Tenant shall not be in default in such instance if Tenant promptly commences its cure within said thirty (30) day period and thereafter diligently pursues the cure to completion, except in no event shall Tenant be given more than forty-five (45) days after such initial notice in which to cure such breach or failure;

(iii)	if any policy of insurance upon the Property or any part thereof from time to time effected by Landlord shall be canceled or is about to be canceled by the insurer by reason of the use or occupancy of the Leased Premises by Tenant or any assignee, sub-tenant or licensee of Tenant or anyone permitted by Tenant to be upon the Leased Premises and Tenant after receipt of notice in writing from Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

(iv)	the Leased Premises shall, without the prior written consent of Landlord, be used by any person or entity other than Tenant, a Controlled Tenant, or a permitted Transferee or for any purpose other than the Permitted Use or by any person or entity whose occupancy is prohibited by this Lease;

(v)	the Leased Premises shall be vacated or abandoned, or remain unoccupied without the prior written consent of Landlord for fifteen (15) consecutive days or more while capable of being occupied;

(vi)	the balance of the Term of this Lease or any of the goods and chattels of Tenant located in the Leased Premises, shall at any time be seized in execution or attachment; or

(vii)	Tenant, Guarantor or any other person occupying the Leased Premises or any part thereof shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or, if a corporation, shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence; or a trustee, receiver or receiver-manager or agent or other like person shall be appointed over any of the assets of Tenant, Guarantor or any other person occupying the Leased Premises or any part thereof.

Landlord’s Remedies
(b)  After the occurrence of an Event of Default, Landlord shall have the following rights and remedies, all of which are cumulative and not alternative and none of which are to the exclusion of any other or additional right and remedy available to Landlord at law, in equity, by statute or otherwise:

(i)	to remedy or attempt to remedy any default of Tenant, and in so doing to make any payments due or alleged to be due by Tenant to third parties and to enter upon the Leased Premises to do any work or other things therein, and in such event all reasonable expenses of Landlord in remedying or attempting to remedy such default (including all reasonable attorney fees and costs and Landlord’s reasonable administrative charge therefore) shall be payable by Tenant to Landlord on demand;

(ii)	to terminate this Lease immediately by leaving upon the Leased Premises or by affixing to an entrance door to the Leased Premises notice terminating this Lease and to immediately thereafter cease to furnish any services hereunder and enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, re-possess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding. TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL NOTICES (other than those notices specifically outlined in this Lease) TO CURE OR VACATE OR TO QUIT THE LEASED PREMISES PROVIDED BY CURRENT OR FUTURE LAW;

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Landlord	Tenant

(iii)	to terminate Tenant’s occupancy of the Leased Premises without terminating this Lease, in which event, Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term, even after eviction of Tenant from the Leased Premises, and thereafter enter the Leased Premises as agent of Tenant and as such agent to re-let them and to receive the rent therefor and as the agent of Tenant to take possession of any furniture or other property thereon and upon giving ten (10) days’ written notice to Tenant to store the same at the expense and risk of Tenant or to sell or otherwise dispose of the same at public or private sale without further notice and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises first to the costs incurred by Landlord in accomplishing any such re-letting (including, without limitation, brokerage commissions, attorney fees, inducements and any costs incurred to bring the Leased Premises into satisfactory condition for the subsequent tenant) and sale, and thereafter upon account of the Rent due and to become due under this Lease and Tenant shall be liable to Landlord for the deficiency if any (however, Tenant shall not be entitled to any excess rent received by Landlord from such re-letting);

(iv)	to recover from Tenant the unamortized portion of the Disbursed Allowance (defined in Schedule F-1, and amortized as provided in Schedule F-1), and the unamortized portions of any other costs, such as leasing commissions, incurred by Landlord in connection with this transaction, existing as of the date of the uncured Event of Default; provided, however, that if Landlord elects to exercise its rights under Paragraph 10(c) of this Lease to accelerate the Rent due from Tenant for the balance of the Term, in accordance with the terms of such paragraph, and Landlord obtains a judgment for, or is paid by Tenant, the entire amount of such accelerated sum, then such judgment for or payment of such accelerated sum shall preclude a separate recovery by Landlord under the foregoing terms of this paragraph of the unamortized portion of the Disbursed Allowance and such other costs; and

(v)	to invoke any remedy allowed at law or in equity, including the right of injunction, and the provision in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity. TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS OF REDEMPTION OR TO ANY NOTICE TO QUIT GRANTED BY OR UNDER ANY PRESENT OR FUTURE LAWS IN THE EVENT OF THIS LEASE BEING TERMINATED AND/OR LANDLORD OBTAINING POSSESSION OF THE LEASED PREMISES PURSUANT TO THE PROVISIONS OF THIS SECTION.

Payment of
Rent, etc. on
Termination
(c)    Upon  the  giving by Landlord of a  notice in  writing  terminating this  Lease  under  Section 10(b)(ii) above,  this Lease  and the Term shall terminate, Tenant shall remain liable for and shall pay on demand by Landlord (i) the full amount of all Rent which would have accrued until the date on which this Lease would have expired had such termination not occurred, and any and all damages and expenses incurred by Landlord in re-entering and repossessing the Leased Premises or in making good any default of Tenant, in making any alterations to the Leased Premises, and any and all expenses which Landlord may incur in order to relet the Leased Premises to a new tenant, less (ii) the net proceeds of any re-letting of the Leased Premises which has occurred at the time of the aforesaid demand by Landlord to Tenant.  Tenant agrees to pay to Landlord the difference between items (i) and (ii) above for the period through and including the date on which this Lease would have expired if it had not been terminated.  Landlord shall be entitled to any excess with no credit to Tenant.  Landlord may, in its sole discretion, make demand on Tenant as aforesaid on any one or more occasions, and any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month or months.  In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including reasonable attorneys’ fees, with respect to any lawsuit or action instituted or taken by Landlord to enforce the provisions of this Lease.  Tenant’s liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder.

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Landlord	Tenant

If Landlord determines that it is impracticable or extremely difficult to fix the actual damages in connection with the immediately preceding paragraph, then, as an alternative to the remedy set forth in the immediately preceding paragraph, Tenant will pay to Landlord on demand, and in addition to all accrued but unpaid Rent existing as of the date of such demand, liquidated and agreed final damages attributable to Landlord’s loss of Rent for the unexpired Term of this Lease for Tenant’s default calculated in accordance with this paragraph.  Liquidated damages hereunder shall be an amount equal to the present value (discounted at a rate of six percent (6%) per annum) of the excess, if any, of (i) all Rent payable under this Lease from the date of such demand for what would be the then unexpired Term of this Lease in the absence of such termination, less (ii) the then fair market rental value of the Leased Premises (as determined by Landlord after taking into consideration a reasonable period of time in which it would take to repair the Leased Premises, market and relet the Leased Premises), plus (iii) the costs of recovering  the Leased Premises (including without limitation the costs incurred to take possession of any furniture or other property in the Leased Premises and to store the same or to sell or otherwise dispose of the same at public or private sale) and restoring Leased Premises to the condition required of Tenant hereunder, and all other expenses incurred by Landlord due to Tenant’s default (including without limitation reasonable attorney fees and costs), plus (iv) interest  on all such sums at the highest rate permitted by law; all of which sums shall be immediately due and payable by Tenant to Landlord.  If any law shall limit the amount agreed upon, Landlord shall be entitled to the maximum amount allowable under such law.  Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease.  Upon termination of this Lease and the Term, Tenant shall immediately deliver up possession of the Leased Premises to Landlord, and if Tenant fails to do so, then Landlord may immediately re-enter and take possession of the Leased Premises.

(d)  Notwithstanding anything to the contrary contained in this Lease, only if and for so long as Landlord elects to terminate Tenant’s possession of the Leased Premises but not this Lease, Landlord shall, to the extent required by law, use commercially reasonable efforts to mitigate its damages after an Event of Default by Tenant. Landlord’s obligation to mitigate is subject to the following:

(i)	Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Leased Premises until Landlord obtains full and complete possession of the Leased Premises including, without limitation, the final and unappealable legal right to re-let the Leased Premises free of any claim of Tenant;

(ii)	Landlord shall not be obligated to offer the Leased Premises to any prospective tenant when other Leased Premises in the Building suitable for that prospective tenant’s use are currently available, or will be available within the next six months;

(iii)	Landlord shall not be obligated to lease the Leased Premises to a substitute tenant for a rental less than the current fair market rental then prevailing for similar space in comparable buildings in the same market area as the Building;

(iv)	Landlord shall not be obligated to enter into a new lease under terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building;

(v)	Landlord shall not be obligated to enter into a lease with any proposed substitute tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Leased Premises in a first-class manner; and

(vi)	Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Leased Premises suitable for use by a substitute tenant unless Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with such substitute tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled to as a result of Tenant’s default under this Lease).

11.            ADDITIONAL PROVISIONS

Common Areas
(a)    Tenant acknowledges and agrees that the Common Areas and Facilities of the Property shall at all times be subject to the exclusive management and control of Landlord.  Without limiting the generality of the foregoing, Tenant specifically acknowledges and agrees that Landlord may change from time to time the dimensions and location of the Common Areas and Facilities, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Property, and Landlord may temporarily close or restrict the use of all or any part of the Common Areas and Facilities of the Property in an emergency, or for security or crowd control purposes, to facilitate tenants moving in or out of the Building, or for the purpose of making repairs, alterations or renovations.  Landlord agrees not to permanently alter such Common Areas and Facilities in any manner which would deny reasonable access to the Leased Premises. In the event of any such temporary closure or restriction of use or if changes are made to such Common Areas and Facilities by Landlord, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or any diminution or abatement of Rent and such closures, restriction and changes shall not be deemed to be a constructive or actual eviction or a breach of Landlord’s covenant for quiet enjoyment.

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Landlord	Tenant

Subordination
(b)    This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases, to all easements and recorded restrictions, covenants, and agreements pertaining to the Property or any part thereof, and to all deeds of trust, mortgages, and other security instruments and all instruments supplemental thereto which may now or hereafter affect the Property or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, and Tenant agrees that it will, whenever requested, attorn to such lessor or the holder of the interest under such security instruments as a tenant upon all the terms of this Lease. Tenant agrees to execute promptly whenever requested by Landlord or by the holder of any such lease or security instruments an instrument of subordination or attornment, as the case may be, as may be required of it.

Certificates
(c)    Within fifteen (15) days after written request by Landlord, Tenant shall execute and deliver to Landlord (and if required by Landlord, to any purchaser, lessor or mortgagee (including any trustee), or other person designated by Landlord) the following:

(i)	an acknowledgement in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Basic Rent and Additional Rent payable hereunder and the state of the accounts between Landlord and Tenant, Tenant is in compliance with its obligations under the Lease, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which Landlord shall request an acknowledgement; and

(ii)	such financial information concerning Tenant and Tenant’s business operations as may be reasonably requested by Landlord, any prospective purchaser of the Property (or portion thereof including the Leased Premises) or any lessor or mortgagee; provided, however, that so long as current financial information of Tenant (or Guarantor, so long as the Guaranty is then in full force and effect) is included in a public filing at the time such financial information is requested, such financial information shall be limited to the information contained in such public filing.

Any financial information and any acknowledgement delivered pursuant to this Section 11(c) may be relied upon by Landlord, any prospective purchaser of the Property (or portion thereof including the Leased Premises) and any lessor or mortgagee; provided that this agreement does not and is not intended to confer any rights or remedies upon any person other than the parties to this Agreement.  If Tenant shall fail to deliver the acknowledgement required by this paragraph within fifteen (15) days after Landlord has requested such acknowledgement, then in addition to any other rights and remedies available to Landlord under this Lease, Tenant shall be deemed to have certified that this Lease is in full force and effect, it is in compliance with its obligations under this Lease and that Landlord is not in default under this Lease.

Inspection of
and Access to
the Leased
Premises
(d)    Landlord or its agents shall, upon prior notice, have the right to enter the Leased Premises at all times (i) to examine the same, (ii) to show them to prospective purchasers, lessees or mortgagees, (iii) to provide janitorial and window cleaning services and to otherwise perform its obligations under this Lease, (iv) to have access to utilities and services (including all ducts and access panels (if any), which Tenant agrees not to obstruct) and, (v) without any obligation upon Landlord to do so, to make such repairs, alterations, improvements or additions to the Leased Premises (or to other portions of the Building which require access to the Leased Premises in order to accomplish) as Landlord may deem necessary or desirable.  Landlord shall be allowed to take all material into and upon the Leased Premises which may be required therefore.  Landlord shall make reasonable efforts not to inconvenience Tenant in exercising its rights under this Section 11(d), but Landlord shall not be liable for any interference with Tenant’s business or occupancy of the Leased Premises resulting from Landlord’s exercise of any such rights, nor shall any such interference:  (v) be deemed a violation of Landlord’s covenant of quiet enjoyment; (w) entitle Tenant to any compensation, abatement or reduction of Rent; (x) affect, impair, reduce, or excuse the performance of Tenant’s other covenants and agreements under this Lease; (y) constitute an actual or constructive eviction of Tenant, in whole or in part; or (z) entitle Tenant to terminate this Lease.  If Tenant shall not be personally present to open and permit an entry into the Leased Premises at any time when for any reason entry therein shall be necessary or permissible, Landlord or its agents may enter the same by a master key or may forcibly enter the same, without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of the Lease.  Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Leased Premises or any part thereof, except as otherwise herein specifically provided.  Notwithstanding the foregoing to the contrary, in the event Tenant is prevented from reasonably operating its business from the Leased Premises due to any material interference arising out of Landlord's gross negligence or willful misconduct while exercising its rights hereunder, and such interference continues for two (2) consecutive business days or more, then Rent and any other charges payable by Tenant pursuant to this Lease shall equitably abate after expiration of such two (2) business day period and for each day thereafter during which Tenant is unable to reasonably conduct its business in the Leased Premises due to such interference by Landlord.

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Landlord	Tenant

Delay
(e)     Except as herein otherwise expressly provided, if and whenever and to the extent that either Landlord or Tenant shall be prevented, delayed or restricted in the performance of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing by reason of any of the following (“Force Majeure”):

(i)	strikes or work stoppages;

(ii)	being unable to obtain any material, service, utility or labor required to perform such obligation;

(iii)	riots, insurrection, war, acts of God, fire or other casualty;

(iv)	any statute, law or regulation of, or inability to obtain any permission from any government authority having lawful jurisdiction preventing, delaying or restricting such performance;

(v)	inability to obtain any necessary governmental permits (including building permit) for construction of Landlord’s Work (only for purposes of this Section 11(e), “Landlord’s Work” means any work that Landlord is required to perform pursuant to Schedule “F”) within 30 days after application for any reason other than Landlord having filed an incomplete application for any of such permits or having filed plans for Landlord’s Work that do not comply with applicable laws;

(vi)	changes required in the scope of Landlord’s Work by any governmental authority having jurisdiction thereof; or

(vii)	other unavoidable occurrence,

then the time for performance of such obligation shall be extended for the period in which such circumstances operate to prevent, delay or restrict the performance thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience or nuisance caused thereby.  The provisions of this Section 11(e) shall not operate to excuse Tenant from the prompt payment of Rent and shall not operate to extend the Term.  Delays or failures to perform resulting from lack of funds shall not be deemed an unavoidable occurrence.  If Landlord shall be prevented, delayed or restricted in the fulfillment of any such obligation hereunder by reason of any of the circumstances set out in Section 11(e)(iv), above, and to fulfill such obligation could not, in the reasonable opinion of Landlord, be completed without substantial additions to or renovations of the Property, Landlord may on sixty (60) days’ written notice to Tenant terminate this Lease.
Waiver
(f)      If either Landlord or Tenant shall overlook, excuse, condone or suffer any default, breach, non-observance, improper compliance or non-compliance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach, or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

Public Taking
(g)    Landlord and Tenant shall cooperate, each with the other, in respect of any Public Taking of the Leased Premises or any part thereof so that Tenant may receive the maximum award to which it is entitled in law for relocation costs and business interruption and so that Landlord may receive the maximum award for all other compensation arising from or relating to such Public Taking (including all compensation for the value of Tenant’s leasehold interest subject to the Public Taking) which shall be the property of Landlord, and Tenant’s  rights to such compensation are hereby assigned to Landlord. If the whole or any part of the Leased Premises is Publicly Taken, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the Public Taking authority takes possession thereof. If the whole or any part of the Property is Publicly Taken, Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease and such termination shall be effective on the day the Public Taking authority takes possession of the whole or the portion of the Property Publicly Taken.  Rent and all other payments shall be adjusted as of the date of such termination and Tenant shall, on the date of such Public Taking, vacate the Leased Premises and surrender the same to Landlord, with Landlord having the right to re-enter and re-possess the Leased Premises discharged of this Lease and to remove all persons therefrom. In this Section, the words “Public Taking” shall include expropriation and condemnation and shall include a sale by Landlord to an authority with powers of expropriation, condemnation or taking, in lieu of or under threat of expropriation or taking and “Publicly Taken” shall have a corresponding meaning.

Initial
Landlord	Tenant

Recording
of Lease
(h)    Tenant agrees with Landlord not to record this Lease or any memorandum thereof in any recording office and not to register notice of this Lease in any form without the prior written consent of Landlord.  If such consent is provided, such notice of Lease or memorandum shall be in such form as Landlord shall have approved and Tenant shall pay Landlord’s reasonable fee for same and all applicable transfer or recording taxes or charges.  Tenant shall remove and discharge at Tenant’s expense recordation or registration of such notice or memorandum at the expiration or earlier termination of the Term, and in the event of Tenant’s failure to so remove or discharge such notice or memorandum after ten (10) days’ written notice by Landlord to Tenant, Landlord may in the name and on behalf of Tenant execute a release or discharge of such a notice or memorandum in order to remove and discharge such notice or memorandum, and for the purpose thereof, Tenant hereby irrevocably constitutes and appoints any officer of Landlord the true and lawful attorney of Tenant.

Time of the
Essence
(i)       Time shall be of the essence of this Lease and of every part hereof.

Lease Entire
Agreement
(j)      Tenant acknowledges that there are no covenants representations, warranties, agreements or conditions express or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in the BLI Rider, this Lease and Schedules attached hereto and that the BLI Rider, this Lease and such Schedules constitute the entire agreement between Landlord and Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by Landlord and Tenant.

Notices
(k)     Any notice, document or writing required or contemplated by any provision of this Lease shall be given in writing and if to Landlord, either delivered personally to an officer of Landlord or sent United States Postal Service certified mail, return receipt requested, postage prepaid, or by Federal Express or similar nationally recognized overnight courier regularly providing proof of delivery, addressed to Landlord at Landlord’s Address set forth in the BLI Rider, and if to Tenant, either delivered personally to Tenant (or to an officer of Tenant, if a corporation) or sent United States Postal Service certified mail, return receipt requested, postage prepaid, or by Federal Express or similar nationally recognized overnight courier regularly providing proof of delivery, addressed to Tenant at Tenant’s Address set forth in the BLI Rider. Copies of notices to each party shall be sent to persons identified in the BLI Rider as being entitled to receive copies of notices. Every such notice, document or writing shall be deemed to have been given when delivered personally, or if mailed as aforesaid, upon the earlier of receipt or the third (3rd) day after being mailed.  Landlord may from time to time by notice in writing to Tenant designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it.  Tenant may, if an address of Tenant is shown in the BLI Rider (other than the Leased Premises), from time to time by notice in writing to Landlord, designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed.

Interpretation
(l)    In this Lease, “herein”, “hereof”, “hereby”, “hereunder”, “hereto”, “hereinafter” and similar expressions refer to this Lease and not to any particular section, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith; and the parties agree that all of the provisions of this Lease are to be construed as covenants and agreements as though words importing such covenants and agreements were used in each separate section hereof, and that should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from this Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included, and further that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.  Nothing contained in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.  Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. In the event any language is deleted from this Lease, said language shall be deemed to have never appeared and no other implication shall be drawn therefrom. The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity.  Both parties having participated fully and equally in the negotiation and preparation of this Lease; therefore, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.  Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided.  All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

Initial
Landlord	Tenant

Extent of
Lease
Obligations
(m)    Subject to Section 7 hereof, this Lease and everything herein contained shall inure to the benefit of and be binding upon the respective permitted heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each and every of the parties hereto, and every reference herein to any party hereto shall include the permitted heirs, executors, administrators, successors, assigns and other legal representatives of such party.  The word “Tenant” shall be deemed to include the word “lessee” and shall mean each and every person or party mentioned as a tenant herein, be the same one or more, and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any reference to “Tenant” shall include, where the context allows, the servants, employees, agents, contractors and invitees of Tenant and all others over whom Tenant exercises control or for whom Tenant is in law responsible.  If two or more persons or entities shall sign this Lease as Tenant, the liability of each such person or entity to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several.  In like manner, if Tenant shall be a partnership or other legal entity, the partners or members of which are, by virtue of any applicable law, rule, or regulation, subject to personal liability, the liability of each such partner or member under this Lease shall be joint and several and each such partner or member shall be fully obligated hereunder and bound hereby as if each such partner or member had personally signed this Lease.

Use and
Occupancy
Prior to Term
(n)     If Tenant shall for any reason use or occupy the Leased Premises (or any portion thereof) in any way prior to the Commencement Date without there being an existing lease between Landlord and Tenant under which Tenant has occupied the Leased Premises, then the terms and conditions of this Lease shall apply during such prior use or occupancy Tenant, with the exception that no Rent shall be due hereunder until the Commencement Date.

Limitation on
Landlord
Liability
(o)     Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant’s use of the Leased Premises, shall be limited to the estate of Landlord in the Property.  No other property or asset of Landlord or any partner or owner of Landlord shall be subject to levy, execution, or other enforcement proceedings or other judicial process for the satisfaction of any judgment or any other right or remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant’s use of the Leased Premises.  The term “Landlord” in this Lease includes Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord.  Landlord and any such successor and assign, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Property.  Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of Landlord hereunder which accrue subsequent to any transfer of Landlord’s interest in the Property.

Initial
Landlord	Tenant

Choice of Law
(p)     This Lease shall be governed by the laws of the State or (in case of the District of Columbia) local jurisdiction in which the Leased Premises are located.  Any litigation between Landlord and Tenant concerning this Lease shall be initiated in the county or local jurisdiction in which the Leased Premises are located.

Brokers
(q)     Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for the agents or brokers specifically set forth in the BLI Rider with respect to each Landlord and Tenant.  If either party’s representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys’ fees and costs through all appellate actions and proceedings, if any.  The foregoing will survive the end of the Term.

Mold
(r)    It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location.  Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices.  Tenant acknowledges the necessity of good housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention.  In signing this Lease, Tenant has first inspected the Leased Premises and certifies that it has not observed mold, mildew or moisture within the Leased Premises.  Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action.  Tenant relieves Landlord from any liability for any bodily injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on or in the Leased Premises.  In addition, execution of this Lease by Tenant constitutes acknowledgement by Tenant that control of moisture and mold prevention in the Leased Premises are integral to its Lease obligations.

Anti-Terrorism
(s)     Tenant represents and warrants that it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that it is not engaged in this Lease directly or indirectly on behalf of, or facilitating this Lease directly or indirectly on behalf of, any such person, group, entity, or nation.  Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representation and warranty, and acknowledges that Landlord may treat any such breach as an Event of Default by Tenant.

Guaranty
(t)    This Lease has been entered into by Landlord in reliance upon Tenant’s representation that Tenant’s obligations hereunder will be guaranteed by Guarantor.  Contemporaneously with Tenant’s execution of this Lease, Tenant shall have the Guaranty attached hereto as Schedule I  executed by Guarantor, and shall deliver such executed Guaranty to Landlord contemporaneously with Tenant’s delivery of this executed Lease to Landlord.  In the event that Tenant shall fail to deliver such executed Guaranty to Landlord contemporaneously with Tenant’s delivery of this executed Lease, then this Lease shall be voidable at Landlord’s sole option upon written notice to Tenant forwarded no later than thirty (30) days following the Commencement Date of this Lease.

Authorization
(u)   The person signing this Lease on behalf of Tenant hereby represents and warrants that (i) he/she is authorized to execute this Lease on behalf of Tenant, (ii) he/she possesses the requisite power and authority to bind Tenant to the terms and provisions hereof, (iii) Tenant has taken all actions necessary to authorize the execution, delivery and performance of this Lease by Tenant, and (iv) Tenant has been duly organized and is qualified or authorized to do business in the State in which the Leased Premises is located.  Contemporaneously with the execution of this Lease, Tenant shall provide Landlord with evidence that Tenant and Guarantor have each obtained a certificate of authority to transact business in the State of Georgia.  Furthermore, Tenant agrees to take, and to cause Guarantor to take, any and all necessary action to keep their existence as entities in good standing throughout the Term in the State in which Tenant and Guarantor have been organized as well as to remain qualified to do business in the State of Georgia.

Initial
Landlord	Tenant

Legal Fees
(v)   In the event of any litigation concerning this Lease, the prevailing party shall be entitled to recover from the losing party costs and reasonable attorneys fees through all appeals.

Schedules
(w)    The provisions of the following Schedules attached hereto shall form part of this Lease as if the same were embodied herein:

Schedule “A”	-	Legal Description of Property
Schedule “B”	-	Location and Size of Leased Premises
Schedule “C”	-	Taxes Payable by Landlord and Tenant
Schedule “D”	-	Services and Costs
Schedule “E”	-	Rules and Regulations
Schedule “E1”	-	Environmental Covenants
Schedule “F”	-	Leasehold Improvements
Schedule “F-1”	-	Work Agreement
Schedule “G”	-	Memorandum of Acceptance
Schedule “H”	-	Option to Renew
Schedule “I”	-	Guaranty

[Remainder of Page Left Blank]
[Schedules and Exhibits to Follow]

Initial
Landlord	Tenant

IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the dates below their names. In consideration of the rents, covenants and agreements hereinafter reserved and contained, Landlord and Tenant hereby agree to all of the terms of the BLI Rider together with this Lease (including its Schedules and Exhibits following their signatures).  Capitalized terms used in this Lease shall have the same meanings as defined in the BLI Rider unless otherwise expressly provided in this Lease.

WITNESSES (Sign and Print Name):	LANDLORD:

Sign /s/ Stacey McCain	JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.),
Print Stacey McCain	a wholly owned subsidiary of Manulife Financial Corporation

Sign /s/ Alex J.F. Lynn
Print Alex J.F. Lynn	By: /s/ Richard J. Strom
(As to Landlord)	Name (printed): Richard J. Strom
Title: Managing Director, Southeast-US
Dated: October 29, 2014

WITNESSES (Sign and Print Name):	TENANT:

Sign /s/ Adam S. Winger	ACSH SERVICE CENTER, LLC,
Print Adam S. Winger	a Delaware limited liability company

Sign /s/ James A. Honn
Print James A. Honn	By: /s/ Richard W. Turner
(As to Tenant)	Name (printed): Richard W. Turner
Title: Chief Executive Officer
[Member or Manager]
Dated: October 17, 2014

Initial
Landlord	Tenant

SCHEDULE “A”
Legal Description of Property

Parcel 1

ALL THAT TRACT or parcel of land lying and being in Land Lot 106 of the 17th District of Fulton County, Georgia, and being more particularly described as follows:
TO FIND THE TRUE POINT OF BEGINNING, commence at a point formed by the intersection of the south right-of-way line of Fourteenth Street, if extended (being a 60‑foot wide right-of-way) and the west right-of-way line of Peachtree Street, if extended (being a 70‑foot wide right-of-way); run thence south 13°30’29” east, along the west right-of-way line of Peachtree Street, if extended, a distance of 11.43 feet to a point, which point marks the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING as thus established and continuing along the west right-of-way line of Peachtree Street run south 13°30’29” east a distance of 28.18 feet to a point; running thence south 08°24’54” east, along the west right-of-way line of Peachtree Street, a distance of 44.50 feet to a point; thence leaving said right-of-way line and running south 89°50’53” west a distance of 100.23 feet to a point; running thence south 89°51’03” west a distance of 10.00 feet to a point; running thence north 10°35’24” west a distance of 84.00 feet to a point located on the south right-of-way line of Fourteenth Street; running thence north 89°51’48” east, along the south right-of-way line of Fourteenth Street, a distance of 98.47 feet to a point; running thence in a southeasterly direction along the right-of-way line connecting said right-of-way line of Fourteenth Street and the west right-of-way line of Peachtree Street along the arc of a curve to the right (which arc has a chord distance of 17.94 feet on a chord bearing south 51°49’21” east and having a radius of 15.00 feet) an arc distance of 19.23 feet to a point, which point marks the TRUE POINT OF BEGINNING; said tract shown to contain 0.2099 acre (9,142 square feet) as per Boundary Survey for The Landmarks Group, prepared by W. L. Jorden & Co., Inc., bearing the certification of Phillis S. Curry, Georgia Registered Land Surveyor No. 2242, dated August 31, 1987, as last revised September 3, 1987.

Parcel 2
All that tract or parcel of land lying and being in Land Lot 106 of the 17th District of Fulton County, Georgia and being more particularly described as follows:
TO FIND THE TRUE POINT OF BEGINNING, commence at a point formed by the intersection of the south right of way line of 14th Street, if extended (being a 60 foot wide right of way) and the west right of way line of Peachtree Street, if extended (being a 70 foot wide right of way); run thence south 13 degrees 30 minutes 29 seconds east, along the west right of way line of Peachtree Street, if extended, a distance of 39.61 feet to a point; continuing along the west right of way line of Peachtree Street run south 08 degrees 24 minutes 54 seconds east a distance of 44.50 feet to a point, which point marks the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING as thus established and continuing along the west right of way line of Peachtree Street run south 07 degrees 02 minutes 13 seconds east a distance of 103.49 feet to a point; thence leaving said right of way line and running north 88 degrees 34 minutes 50 seconds west a distance of 313.10 feet to a point located on the east right of way line of Crescent Avenue (being a 50 foot wide right of way); run thence north 05 degrees 17 minutes 55 seconds west along the east right of way line of Crescent Avenue a distance of 179.00 feet to a point located at the intersection of the east right of way line of Crescent Avenue and the south right of way line of 14th Street; run thence south 89 degrees 41 minutes 58 seconds east along the south right of way line of 14th Street a distance of 191.19 feet to a point; thence leaving said right of way line and running south 10 degrees 35 minutes 24 seconds east a distance of 84.00 feet to a point; run thence north 89 degrees 51 minutes 03 seconds east a distance of 10.00 feet to a point; run thence north 89 degrees 50 minutes 53 seconds east a distance of 100.23 feet to a point located on the west right of way line of Peachtree Street, which point marks the TRUE POINT OF BEGINNING; said tract shown to contain 1.0749 acres as per survey entitled “Boundary Survey Tract II Property of The Landmarks Group Properties Corporation and AT&T Resource Management Corporation” prepared by W. L. Jorden & Co., Inc., bearing the certification of Daniel S. Mahan, Georgia Registered Land Surveyor No. 2275, dated September 28, 1989.

Parcel 3
All that tract or parcel of land lying and being in Land Lot 106 of the 17th District of Fulton County, Georgia and being more particularly described as follows:
Beginning at a point formed by the intersection of the south right of way line of 14th Street (being a 60 foot wide right of way) and the west right of way line of Crescent Avenue (being a 50 foot wide right of way); run thence south 05 degrees 17 minutes 55 seconds east, along the west right of way line of Crescent Avenue a distance of 175.11 feet to a 3/4 inch open top pipe, said pipe being located on the north side of a ten-foot alley; run thence north 89 degrees 41 minutes 58 seconds west along the north side of said 10‑foot alley a distance of 200.19 feet to a 5/8 inch reinforcing bar; run thence north 05 degrees 17 minutes 55 seconds west a distance of 175.11 feet to a 5/8 inch reinforcing bar, said reinforcing bar being located on the south right of way line of 14th Street; run thence south 89 degrees 41 minutes 58 seconds east along the south right of way line of 14th Street a distance of 200.19 feet to a point, which point marks the POINT OF BEGINNING; said tract shown to contain 0.8009 acres as per survey entitled “Boundary Survey Tract III Property of The Landmarks Group Properties Corporation and AT&T Resource Management Corporation”, prepared by W. L. Jorden & Co., Inc., bearing the certification of Daniel S. Mahan, Georgia Registered Land Surveyor No. 2275, dated September 28, 1989.

Property Name:   The Proscenium

Initial
Landlord	Tenant

SCHEDULE “B”
Location and Size of Leased Premises

(Approximate Location of Leased Premises is Shown Cross-Hatched or Shaded; Measurement of Rentable Area of the Leased Premises is also shown)

This Schedule is for identification purposes only and is not to be interpreted as being a representation or warranty on the part of Landlord as to the exact location, area, configuration and layout.

Key Plan

Interiors not verified by VeenendaalCave

North

0 5 10 20 40

THE PROSCENIUM

John Hancock

1170 Peachtree Street • Suite 2350 • 9,748 RSF

As Built

Initial
Landlord	Tenant

SCHEDULE “C”
Taxes Payable by Landlord and Tenant

Tenant’s Taxes
1.(a)	Tenant covenants to pay all Tenant’s Taxes (as defined below), as and when the same become due and payable. Where any Tenant’s Taxes are payable by Landlord to the relevant taxing authorities, Tenant covenants to pay the amount thereof to Landlord upon demand.

(b)	Tenant covenants to pay to Landlord, or to the taxing authority as Landlord may direct from time to time, Tenant’s Proportionate Share (as defined below) of the amount of Landlord’s Taxes (as defined below) in each Fiscal Period over the Landlord’s Taxes in the “Base Year” (as hereinafter defined).

(c)	Tenant covenants to pay to Landlord Tenant’s Proportionate Share of the costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred in good faith by Landlord in contesting, resisting or appealing any of the Taxes (as defined below).

Landlord’s Taxes
(d)	Landlord covenants to pay all Landlord’s Taxes subject to the payments on account of Landlord’s Taxes required to be made by Tenant elsewhere in this Lease. Landlord may appeal any official assessment or the amount of any Taxes or other taxes based on such assessment and relating to the Property. In connection with any such appeal, Landlord may defer payment of any Taxes or other taxes, as the case may be, payable by it to the extent permitted by law, and Tenant shall cooperate with Landlord and provide Landlord with all relevant information reasonably required by Landlord in connection with any such appeal.

Separate Allocation
(e)	In the event that Landlord is unable to obtain from the taxing authorities any separate allocation of Landlord’s Taxes, Tenant’s Taxes or assessment as required by Landlord to make calculations of Additional Rent under this Lease, such allocation shall be made by Landlord acting reasonably.

Information
(f)	Whenever requested by Landlord, Tenant shall deliver to Landlord receipts for payment of all Tenant’s Taxes and furnish such other information in connection therewith as Landlord may reasonably require.

Tax Adjustment
(g)	If the Building has not been taxed as a completed and fully occupied building for any Fiscal Period, Landlord’s Taxes will be determined by Landlord as if the Building had been taxed as a completed building fully occupied by commercial tenants for any such Fiscal Period.

Definition
2.  In this Lease:

(a)	“Landlord’s Taxes” shall mean the aggregate of all Taxes attributable to the Property, the Rent or Landlord in respect thereof and including, without limitation, any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but excluding such taxes as capital gains taxes, corporate income, profit or excess profit taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Property or Landlord in respect thereof, and excluding any interest or penalties incurred by Landlord for failure to timely pay such Taxes when due;

(b)	“Taxes” shall mean all taxes, rates, duties, levies, fees, charges, local improvement rates, capital taxes, gross receipt taxes, franchise taxes, transfer taxes, rental taxes and assessments (special or otherwise) of any kind, including, without limitation, fees, rents, levies and assessments imposed, assessed, levied or charged by any school, municipal, regional, state, provincial, federal, or other body, corporation, authority, agency or commission (including special taxing districts), provided that “Taxes” shall not include any special utility, levies, fees or charges imposed, assessed, levied or charged which are directly associated with initial construction of the Property;

(c)	“Tenant’s Taxes” shall mean all Taxes (whether imposed upon Landlord or Tenant) attributable to the personal property, trade fixtures, business, income, occupancy or sales of Tenant or any other occupant of the Leased Premises, and to any Leasehold Improvements or fixtures installed by or on behalf of Tenant within the Leased Premises, and to the use by Tenant of any of the Property; and

Initial
Landlord	Tenant

C- 1

(d)	“Tenant’s Proportionate Share” shall mean 1.874 percent (1.874%) (determined by dividing 9,748 square feet of Rentable Area of the Leased Premises by 520,094 square feet of Rentable Area of the Building, both as set forth in the BLI Rider), subject to adjustment as reasonably determined by Landlord and notified to Tenant in writing for physical increases or decreases in the total Rentable Area of the Building provided that the total Rentable Area of the Building and the Rentable Area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

(e)	“Base Year” as used in this Schedule shall mean calendar year 2015.

[End of Schedule “C”]

Initial
Landlord	Tenant

C- 2

SCHEDULE “D”
Services and Costs
Interior Climate
Control
1.	Landlord covenants with Tenant:

(a)	To maintain in the Leased Premises conditions of reasonable temperature and comfort in accordance with good standards applicable to normal occupancy of premises for office purposes subject to governmental regulations during hours to be determined by Landlord (“Normal Business Hours”) (but to be at least the hours from 8:00 a.m. to 6:00 p.m., Monday through Friday, and from 9:00 a.m. to 1:00 p.m. on Saturdays as long as Saturday hours are customary in similar office buildings in the local business district in which the Building is located, except Landlord shall not be obligated to provide such service on Sundays and any nationally recognized holidays, such conditions to be maintained by means of a system for heating and cooling, filtering and circulating air. At times other than the Normal Business Hours and days aforesaid, central air conditioning and heating shall be provided to Tenant upon notice not later than 2:00 p.m. on the business day it is required, and not later than 2:00 p.m. on Friday for service on weekends, and upon payment by Tenant of the hourly charge established by Landlord for each hour (or a portion) of after-hours HVAC usage. As of the date hereof, the charge for the provision by Landlord of after-hours HVAC service is $25.00 per hour, per floor, for which Tenant requests that Landlord provide such services. Landlord shall have no responsibility for any inadequacy of performance of the said system if the occupancy of the Leased Premises or the electrical power or other energy consumed on the Leased Premises for all purposes exceeds reasonable amounts as determined by Landlord, or if Tenant installs partitions or other installations in locations which interfere with the proper operation of the system of interior climate control or if the window covering on exterior windows is not kept fully closed;

Janitor
Service
(b)	To provide janitor and cleaning services to the Leased Premises and to Common Areas and Facilities of the Building consisting of reasonable services five (5) days per week in accordance with the standards of similar office buildings; and

Elevators,
Lobbies, etc.
(c)	To keep available the following facilities for use by Tenant and its employees and invitees in common with other persons entitled thereto:

(i)	passenger and freight elevator service to each floor upon which the Leased Premises are located provided such service is installed in the Building and provided that Landlord may prescribe the hours during which and the procedures under which freight elevator service shall be available and may limit the number of elevators providing service outside Normal Business Hours;

(ii)	common entrances, lobbies, stairways and corridors giving access to the Building and the Leased Premises, including such other areas from time to time which may be provided by Landlord for common use and enjoyment within the Property; and

(iii)	the washrooms as Landlord may assign from time to time which are standard to the Building, provided that Landlord and Tenant acknowledge that where an entire floor is leased to Tenant or some other tenant, then Tenant or such other tenant, as the case may be, may exclude others from the washrooms thereon.

Security
(d)	To provide security services for the Building and the parking facilities twenty-four (24) hours per day, seven (7) days per week, including video surveillance at multiple points within the Building and the Parking Facilities; provided, however, that the provision of such security services shall not create any liability of Landlord for any injury, damage or loss sustained by Tenant, its agents, employees and visitors, and unless such injury, damage or loss is the result of Landlord’s gross negligence or willful misconduct, Tenant hereby releases Landlord from all liability for such injury, damage or loss.

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Electricity

2.	(a)
Landlord covenants with Tenant that Landlord shall have the sole right to furnish electricity to the Leased Premises (except Leased Premises which have separate meters) for normal office use for lighting and for office equipment capable of operating from the circuits available to the Leased Premises and standard to the Building twenty-four (24) hours a day, three hundred sixty-five (365) days a year;

(b)
In the event that (i) Landlord reasonably determines that the amount of electricity consumed on the Leased Premises exceeds the amount of electricity required for normal professional office use, or (ii) Tenant installs one or more supplemental HVAC units in, or which service, the Leased Premises, then Landlord may require Tenant to install metering or submetering devices (for measuring the consumption of electricity in the Leased Premises) approved by Landlord at Tenant’s expense. Tenant shall pay Landlord for the cost of any such excess electricity on demand.  Tenant shall remove all supplemental HVAC units, and all meters or submeters installed by Tenant, from the Building prior to the end of the Term, and prior to the end of the Term, Tenant shall restore the portions of the Leased Premises and the Building affected by such removal to their condition immediately prior to the installation of such equipment.

(c)
Tenant covenants to pay to Landlord Tenant’s Proportionate Share (as defined below) of the cost of all electricity consumed on the Property (except the amounts recovered from and paid by tenants separately metered).

(d)
In calculating electricity costs for any Fiscal Period, if less than one hundred percent (100%) of the Building is occupied by tenants, then the amount of such electricity costs shall be deemed for the purposes of this Schedule to be increased to an amount equal to the like electricity costs which normally would be expected by Landlord to have been incurred had such occupancy been one hundred percent (100%) during such entire period.

3.        Landlord shall maintain and keep in repair the facilities required for the provision of the interior climate control, elevator (if installed in the Building) and other services referred to in Paragraphs 1(a), 1(c) and 2(a) of this Schedule in accordance with the standards of office buildings similar to the Building but reserves the right to stop the use of any of these facilities and the supply of the corresponding services when necessary by reason of accident or breakdown or during the making of repairs, alterations or improvements, in the reasonable judgment of Landlord necessary or desirable to be made, until the repairs, alterations or improvements shall have been completed to the satisfaction of Landlord.

Additional
Services
4.	(a)
Landlord may (but shall not be obligated) on request of Tenant supply services  or materials to the Leased Premises and the Property which are not provided for under this Lease and which are used by Tenant (the “Additional Services”) including, without limitation,

(i)        replacement of tubes and ballasts;
(ii)      carpet shampooing;
(iii)    window covering cleaning;
(iv)    locksmithing;
(v)     removal of bulk garbage;
(vi)    picture hanging; and
(vii)  special security arrangement.

(b)
When Additional Services are supplied or furnished by Landlord, accounts therefor shall be rendered by Landlord and shall be payable by Tenant to Landlord on demand. In the event Landlord shall elect not to supply or furnish Additional Services, only persons with prior written approval by Landlord (which approval shall not be unreasonably withheld) shall be permitted by Landlord or Tenant to supply or furnish Additional Services to Tenant and the supplying and furnishing shall be subject to the reasonable rules fixed by Landlord with which Tenant undertakes to cause compliance and to comply with said rules.

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Landlord	Tenant

Operating
Charges Payable

5.	(a)
The  Tenant  covenants to pay to the  Landlord Tenant’s  Proportionate  Share  of the amount of the Operating Costs in each Fiscal Period over the Operating Costs in the “Base Year” (as hereinafter defined);

(b)	Subject to the other terms and conditions of this Lease, Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises and Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises and the amounts included as Additional Rent whether or not specifically provided for herein and Tenant covenants with Landlord accordingly;

(c)	In this Lease “Operating Costs” shall include all costs incurred or which will be incurred by Landlord in discharging its obligations under this Lease and in the maintenance, operation, administration and management of the Property including without limitation:
(i)	cost of heating, ventilating and air-conditioning;
(ii)	cost of water and sewer charges;
(iii)	cost of electricity, fuel or other form of energy which are not separately metered and paid by tenants;
(iv)	costs of insurance carried by Landlord pursuant to paragraph 9(a) of this Lease and cost of any deductible amount paid by Landlord in connection with each claim made by Landlord under such insurance;
(v)	an administrative and management fee;
(vi)	cost of building office expenses, including telephone, rent, stationery and supplies;
(vii)	costs of all elevator and escalator (if installed in the Building) maintenance and operation;
(viii)	costs of operating staff, management staff and other administrative personnel, including salaries, wages, and fringe benefits;
(ix)	cost of providing security and costs of repair, maintenance and replacement of communications, fire and life safety systems serving the Property;
(x)	cost of providing janitorial services, window cleaning, garbage and snow removal and pest control;
(xi)	cost of supplies and materials;
(xii)	cost of decoration of Common Areas and Facilities;
(xiii)	cost of landscaping;
(xiv)	cost of maintenance and operation of the parking area and costs of operating, maintaining, repairing, and replacing all pedestrian and vehicular entrances and exits, passageways, driveways, tunnels, subway connections and delivery and holding areas used in connection with the Property;
(xv)	cost of consulting, and professional fees including expenses;
(xvi)	cost of repairs, replacements, additions and modifications of the Common Areas and Facilities (subject to subparagraph (xvii) below); and
(xvii)	costs in respect of each Major Expenditure (as hereinafter defined) as amortized over the period of Landlord’s reasonable estimate of the economic life of the Major Expenditure, but not to exceed fifteen (15) years, using equal monthly installments of principal and interest at ten percent (10%) per annum compounded semi-annually. For the purpose hereof “Major Expenditure” shall mean any expenditure incurred after the date of substantial completion of the Building for replacement of machinery, equipment, building elements, systems or facilities forming a part of or used in connection with the Property or for modifications, upgrades or additions to the Property or facilities used in connection therewith.

(d)	In this Lease there shall be excluded from Operating Costs the following:

(i)	interest on debt and capital retirement of debt;
(ii)	cost of repairs, replacements, additions and modifications made for the benefit of an individual tenant;
(iii)	such of the Operating Costs as are recovered from insurance proceeds;
(iv)	costs as determined by Landlord of acquiring tenants for the Property, including real estate brokerage and leasing commissions;
(v)	depreciation charges or ground rental payments; and
(vi)	legal and accounting fees relating to (a) disputes with tenants, prospective tenants or other occupants of the Property, (b) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Property or any part thereof, (c) negotiations of leases, contracts of sale or mortgages, or (d) reviewing or approving requests for subleases or assignments of leases.

(e)	Notwithstanding any provision to the contrary, in computing the amount of Operating Costs for the Base Year and each following year during the Term, the amount of Controllable Operating Costs, defined below, shall not exceed the amount of Controllable Operating Costs for the previous year, increased at the rate of five percent (5%) per annum computed on a compounding and cumulative basis. As used herein, the term “Controllable Operating Costs” shall mean all Operating Costs except utilities, insurance, and Taxes.

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6.              In calculating Operating Costs for any Fiscal Period, if less than one hundred percent (100%) of  Building is occupied by tenants, then the amount of such Operating Costs shall be deemed for the purposes of this Schedule to be increased to an amount equal to the like Operating Costs which normally would be expected by Landlord to have been incurred had such occupancy been one hundred percent (100%) during such entire period.

7.             “Tenant’s Proportionate Share” shall mean 1.874 percent (1.874%) (determined by dividing 9,748 square feet of Rentable Area of the Leased Premises by 520,094 square feet of Rentable Area of the Building, both as set forth in the BLI Rider), subject to adjustment as reasonably determined by Landlord and notified to Tenant in writing for physical increases or decreases in the total Rentable Area of the Building provided that the total Rentable Area of the Building and the Rentable Area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

8.              “Base Year” shall mean calendar year 2015.

[End of Schedule “D”]

Initial
Landlord	Tenant

SCHEDULE “E”
Rules and Regulations

1.	The sidewalks, entry passages, elevators (if installed in the Building) and common stairways shall not be obstructed by Tenant or used for any other purpose than for ingress and egress to and from the Leased Premises. Tenant will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatsoever.

2.	The washroom plumbing fixtures and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The expense of any damage resulting by misuse by Tenant shall be borne by Tenant.

3.	Tenant shall permit window cleaners to clean the windows of the Leased Premises during Normal Business Hours.

4.	No birds or animals shall be kept in or about the Property nor shall Tenant operate or permit to be operated any musical or sound-producing instruments or device or make or permit any improper noise inside or outside the Leased Premises which may be heard outside such Leased Premises.

5.	No one shall use the Leased Premises for residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

6.	All persons entering and leaving the Building at any time other than during Normal Business Hours shall register in the books which may be kept by Landlord at or near the night entrance and Landlord will have the right to prevent any person from entering or leaving the Building or the Property unless provided with a key to the premises to which such person seeks entrance and a pass in a form to be approved by Landlord. Any persons found in the Building at such times without such keys and passes will be subject to the surveillance of the employees and agents of Landlord.

7.	No dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

8.	No space heating devices of any kind shall be kept or used in the Leased Premises.

9.	Tenant shall not and shall not permit any cooking in the Leased Premises except for the use of coffee makers and food warmed up in a microwave for consumption solely by employees or guests of Tenant and Tenant shall ensure that odors do not emanate from the Leased Premises. Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises without the prior written approval of Landlord. Only persons authorized by Landlord shall be permitted to deliver or to use the elevators (if installed in the Building) for the purpose of delivering food or beverages to the Leased Premises.

10.	Tenant shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the prior written consent of Landlord. In giving such consent, Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by Landlord and the persons employed to move the same in and out of the Building must be acceptable to Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators (if installed in the Building) except during hours approved by Landlord.

11.	Tenant shall give Landlord prompt notice of any accident to or any defect in the plumbing, heating, air-conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building.

12.	The parking of automobiles shall be subject to the charges and the reasonable regulations of Landlord. Landlord shall not be responsible for damage to or theft of any car, its accessories or contents whether the same be the result of negligence or otherwise.

13.	Tenant shall not mark, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building.

14.	Except with the prior written consent of Landlord, no tenant shall use or engage any person or persons other than the janitor or janitorial contractor of Landlord for the purpose of any cleaning of the Leased Premises.

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15.	If Tenant desires any electrical or communications wiring, Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of Landlord.

16.	Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of Landlord and subject to any conditions imposed by Landlord. Additional keys may be obtained from Landlord at the cost of Tenant.

17.	Tenant shall be entitled to have its name shown upon the directory board of the Building, at Landlord’s expense. Landlord shall in its reasonable discretion design the style of such identification and allocate the space on the directory board for Tenant. Landlord, at Landlord’s expense, will install an initial Building Standard suite entry sign bearing Tenant’s name which shall be consistent with other suite entry signage in the Building with a size, design, materials and lettering selected by Landlord in its sole discretion. Any subsequent changes shall be provided by Landlord, at Tenant’s expense.

18.	Tenant shall keep window coverings (if any) in a closed position as necessary for temperature control. Tenant shall not interfere with or obstruct any perimeter heating, air-conditioning or ventilating units.

19.	Tenant shall not conduct, and shall not permit any, canvassing in the Building.

20.	Tenant shall take care of the rugs and drapes (if any) in the Leased Premises and shall arrange for the carrying-out of regular spot cleaning and shampooing of carpets and dry cleaning of drapes in a manner acceptable to Landlord.

21.	Tenant shall permit the periodic closing of lanes, driveways and passages for the purpose of preserving Landlord’s rights over such lanes, driveways and passages.

22.	Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Leased Premises without the prior written consent of Landlord which may be arbitrarily withheld. Tenant, upon request of Landlord, shall immediately remove any sign, advertisement, notice or other display which Tenant has placed or permitted to be placed which, in the opinion of Landlord, is objectionable, and if Tenant shall fail to do so, Landlord may remove the same at the expense of Tenant.

23.	Landlord shall have the right to make such other and further reasonable rules and regulations and to alter the same as in its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises and the Building and for the preservation of good order therein, and the same shall be kept and observed by the tenants, their employees and servants. Landlord also has the right to suspend or cancel any or all of these rules and regulations herein set out.

24.	Tenant acknowledges that smoking is prohibited in all areas of the Leased Premises, the Building, the Property (including the Common Areas and Facilities) and the parking facilities except in areas, if any, outside the Building that are designated by Landlord as “Designated Smoking Areas.” Landlord shall have the right, but not the obligation, to designate an area or areas outside the Building as “Designated Smoking Areas.” Landlord shall have the right from time to time to change and/or limit such Designated Smoking Areas and to enact future rules and regulations concerning smoking in such Designated Smoking Areas, including the right, in Landlord’s discretion, to prohibit smoking in the Designated Smoking Areas or the right to refuse to designate Designated Smoking Areas. Tenant agrees to comply in all respects with Landlord’s prohibition and regulation of smoking and to enforce compliance against its employees, agents, invitees, and other persons under the control and supervision of Tenant on Leased Premises, the Building, the Property, and the parking facilities. Any violation of this provision shall be a default under this Lease. For purposes hereof, “smoking” means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or other smoking equipment, including electronic cigarettes. Notwithstanding anything in this Lease to the contrary, no liability shall attach to the Landlord for any failure to enforce this provision (or similar provisions in other leases).

[End of Schedule “E”]

Initial
Landlord	Tenant

E- 2

SCHEDULE "E-1"
Environmental Covenants

1.	Notwithstanding anything to the contrary contained in this Lease, Tenant covenants:

(a)	not bring, or allow its employees, agents, contractors, invitees and those over whom Tenant can reasonably exercise control, to bring any Hazardous Substance (as defined below) onto the Property, the Building or the Leased Premises except in compliance with Environmental Laws (as defined below);

(b)	to comply at all times and require all those for whom Tenant is in law responsible to comply at all times with Environmental Laws as same affect the Leased Premises, the Building or the Property;

(c)	to give notice to Landlord of the presence at any time during the Term of any Hazardous Substance on the Leased Premises (or the Building or the Property if such Hazardous Substance is in the control of Tenant) together with such information concerning such Hazardous Substance and its presence on the Leased Premises, the Building or the Property as Landlord may require;

(d)	to give notice to Landlord of any occurrence which might give rise to a duty under Environmental Laws on either Tenant or Landlord with respect to the presence of any Hazardous Substance on the Leased Premises, the Building or the Property including, without limitation, notice of any release or escape into the environment of any Hazardous Substance at the Leased Premises, the Building or the Property;

(e)	in any case where Tenant has given notice as to the presence of a Hazardous Substance at the Leased Premises, the Building or the Property or is required to give such notice or where Landlord has reasonable grounds to believe that any Hazardous Substance is or has been brought upon the Leased Premises, the Building or the Property by Tenant or any person for whom Tenant is in law responsible, to commission an Environmental Site Assessment at Tenant’s expense when required by Landlord to do so;

(f)	to comply with any investigative, remedial or precautionary measures required under Environmental Laws or as reasonably required by Landlord, and Tenant shall be fully and completely liable to Landlord for any and all clean up costs or costs incurred to comply with Environmental Laws which are attributable to, either directly or indirectly, any act or omission of Tenant and/or any person for whom Tenant is in law responsible;

(g)	to protect, indemnify and save each of Landlord and its directors, officers, employees, agents, successors and assigns completely harmless from and against any Environmental Claim (as defined below), directly or indirectly incurred, sustained or suffered by or asserted against Landlord and/or its directors, officers, employees, agents, successors and assigns caused by or attributable to, either directly or indirectly, any act or omission of Tenant and/or any person for whom Tenant is in law responsible. The foregoing indemnity obligation shall survive expiration or termination of this Lease;

(h)	to enter into any additional contract of insurance respecting the Leased Premises which Landlord may reasonably require to protect Landlord and its directors, officers, employees, agents, successors and assigns from any Environmental Claim respecting the Leased Premises; and

(i)	to provide to Landlord such security as Landlord may from time to time require, acting reasonably, to ensure compliance by Tenant with its covenants herein contained.

2.	Tenant acknowledges that it has inspected the Leased Premises and has performed (or has had the opportunity to perform) such tests and studies including, without limitation, an Environmental Site Assessment, so as to satisfy itself as to the environmental condition of the Leased Premises and agrees to accept the Leased Premises “as is, where is”.

3.	Tenant hereby authorizes Landlord to make inquiries from time to time of any government or governmental agency with respect to Tenant’s compliance with Environmental Laws at the Leased Premises, and Tenant covenants and agrees that Tenant will from time to time provide to Landlord such written authorization as Landlord may reasonably require in order to facilitate the obtaining of such information. Landlord or its authorized agent may inspect the Leased Premises from time to time, without notice, in order to verify Tenant’s compliance with Environmental Laws and the requirements of this Lease respecting Hazardous Substances. Upon request by Landlord from time to time, Tenant shall provide to Landlord a certificate executed by a senior officer of Tenant certifying ongoing compliance by Tenant with its covenants contained herein.

4.	If Tenant brings or creates on Leased Premises, the Building or the Property any Hazardous Substance or if the conduct of Tenant’s business causes there to be any Hazardous Substance upon the Property, the Building or the Leased Premises then, notwithstanding any rule of law to the contrary, such Hazardous Substance shall be and remain the sole and exclusive property of Tenant and shall not become the property of Landlord notwithstanding the degree of affixation of the Hazardous Substance or the goods containing the Hazardous Substance to the Leased Premises, the Building or the Property and notwithstanding the expiration or earlier termination of this Lease.

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5.	Upon Tenant’s material default under this Section and in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies: to recover any and all damages associated with the material default, including without limitation, in addition to any rights reserved or available to Landlord in respect of an early termination of this Lease, cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building, any and all damages and claims asserted by third parties and Landlord’s attorneys’ fees and costs.

6.	For the purposes of this lease, the following terms should have the meanings set out below:

(a)	“Environmental Site Assessment” means an inspection or inspections of the Leased Premises or other affected locations at the Building or the Property by an independent consultant acceptable to Landlord together with such other tests, surveys and inquiries as such consultant deems advisable in the circumstances into the use, transport, storage, disposal, handling, sale or manufacture of any Hazardous Substance in, on or about the Leased Premises, the Building or the Property by Tenant, those for whom Tenant is in law responsible or any other person using or occupying the Leased Premises, or into the condition or status of the Leased Premises in relation to possible contamination by any Hazardous Substance, and any Environmental Site Assessment by such consultant shall include the said consultant’s written report delivered to Landlord summarizing the nature and results of all inspections, tests, surveys and inquiries conducted by the consultant, and the said consultant’s recommendations for any remedial or precautionary actions to be taken in relation to the presence of Hazardous Substance on the Leased Premises, the Building or the Property.

(b)	“Environmental Claim” means all claims, losses, costs, expenses, fines, penalties, payments and/or damages (including, without limitation, all solicitors’ fees on a solicitor and client basis) relating to, arising out of, resulting from or in any way connected with the presence of any Hazardous Substance at the Leased Premises, the Building or the Property, including, without limitation, all costs and expenses of any remediation or restoration of the Leased Premises, the Building, the Property and/or any property adjoining or in the vicinity of the Property required or mandated by the Environmental Law.

(c)	“Environmental Laws” means the common law, any law, order, ordinance, ruling, regulation, certificate, approval, policy, guideline, consent or directive of any applicable federal, state or municipal government, governmental department, agency or regulatory authority or any Court of competent jurisdiction, relating to environmental matters and/or regulating the import, storage, distribution, labeling, sale, use, handling, transport or disposal of any Hazardous Substance.

(d)	“Hazardous Substance” means:

(i)	any substance which is hazardous to persons or property and includes, without limiting the generality of the foregoing, the following:

(A)	radioactive materials;

(B)	explosives; and

(C)	any substance that, if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by any of man animal, fish or plant;

(ii)	any solid, liquid, gas or odor or combination of any of them that, if emitted into the air, would create or contribute to the creation of a condition of the air that:

(A)	endangers the health, safety or welfare of persons or the health of animal life;

(B)	interferes with normal enjoyment of life or property; or

(C)	causes damage to plant life or to property;

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(iii)	toxic substances;

(iv)	any material or substance declared or deemed to be hazardous, deleterious, caustic, dangerous, a contaminant, a waste, a source of contaminant, a pollutant or toxic under the Environmental Law; and

(v)	without limiting the generality of the foregoing, Hazardous Substance includes:

(A)	polychlorinated biphynels (“PCBs”) or substances containing PCBs;

(B)	asbestos or materials containing asbestos;

(C)	radon at levels deemed unacceptable by any health, labor or environmental governmental authority;

(D)	urea formaldehyde foam insulation; or

(E)	underground or above-ground storage tanks.

[End of Schedule “E-1”]

Initial
Landlord	Tenant

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SCHEDULE “F”
LEASEHOLD IMPROVEMENTS

1.        Definition of Leasehold Improvements:

For purposes of the Lease, the term “Leasehold Improvements” includes, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of Tenant, or any previous occupant of the Leased Premises, in the Leased Premises, including all partitions, doors and hardware however affixed, and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes with the exception only of furniture and equipment not of the nature of fixtures.

2.        Installation of Improvements and Fixtures:

Landlord shall include in the Leased Premises Tenant’s Work (hereinafter defined). Tenant shall not make, erect, install or alter any Leasehold Improvements in the Leased Premises without having requested and obtained Landlord’s prior written approval.  TENANT SHOULD NOTE THAT THE LEASED PREMISES CONTAINS POST TENSIONING, THEREFORE NO DRILLING OR CORING TO BEAMS OR SLABS SHOULD BE PERFORMED WITHOUT PRIOR WRITTEN APPROVAL OF LANDLORD AND THE BUILDING STRUCTURAL ENGINEER.  Landlord’s approval shall not, if given, under any circumstances be construed as a consent to Landlord having its estate charged with the cost of work.  Landlord shall not unreasonably withhold its approval to any such request, but failure to comply with Landlord’s reasonable requirements from time to time for the Building shall be considered sufficient reason for refusal; provided, however, if any proposed Leasehold Improvements will alter or affect the structural elements of the Building or any of the systems or facilities therein, then Landlord’s approval may be withheld in its sole discretion. In making, erecting, installing or altering any Leasehold Improvements Tenant shall not, without the prior written approval of Landlord, alter or interfere with any installations which have been made by Landlord or others and in no event shall alter or interfere with window coverings (if any) or other light control devices (if any) installed in the Building. Tenant’s request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where considered appropriate by Landlord, working drawings and specifications thereof. If Tenant requires from Landlord drawings or specifications of the Building in connection with Leasehold Improvements, Tenant shall pay the cost thereof to Landlord on demand. Any reasonable costs and expenses incurred by Landlord in connection with Tenant’s Leasehold Improvements shall be paid by Tenant to Landlord on demand. All work to be performed in the Leased Premises shall be performed by competent and adequately insured contractors and sub-contractors of whom Landlord shall have approved in writing prior to commencement of any work, such approval not to be unreasonably withheld (except that Landlord may require that Landlord’s contractors and sub-contractors be engaged for any mechanical or electrical work) and by workmen who have labor union affiliations that are compatible with those affiliations (if any) of workmen employed by Landlord and its contractors and sub-contractors.  All contractors performing work in or on the Leased Premises costing in the aggregate (with respect to all participating trades) more than Fifty Thousand Dollars ($50,000.00) shall be required to provide Landlord with payment and performance bonds in connection with such work.  All such work including the delivery, storage and removal of materials shall be subject to the reasonable supervision of Landlord, shall be performed in accordance with any reasonable conditions or regulations imposed by Landlord, and shall be completed in good and workmanlike manner in accordance with the description of the work approved by Landlord and in accordance with all laws, regulations and codes of all regulatory authorities.  In connection with Tenant’s Work that is the subject of Schedule F-1, or Landlord’s Work, if any, defined below, Tenant shall pay to Landlord such supervisory or construction management fee as may be specified in Schedule F-1.  In connection with all other Leasehold Improvements in the Leased Premises performed by or on behalf of Tenant following completion of Tenant’s Work described in Schedule F-1, Tenant shall pay to Landlord a supervisory fee in the amount of five percent (5%) of the cost of such Leasehold Improvements, with such fee to be paid within ten (10) days after Tenant’s receipt of Landlord’s invoice for such fee.  All cabling and/or wiring installed in the Leased Premises or the Building by, or for the benefit of, Tenant shall be “low combustible” cabling or wiring, as applicable.  Copies of required building permits or authorizations shall be obtained by Tenant at its expense and copies thereof shall be provided to Landlord. If Tenant undertakes any Leasehold Improvements in accordance with this Schedule “F”, upon completion of such Leasehold Improvements Tenant shall supply to Landlord complete “As-Built” drawings on a compact disk (CD-ROM) and as a blue-line, or hard copy scaled drawings as a black-line representing said Leasehold Improvements and, if applicable, an engineer approved air balance report.  No locks shall be installed on the entrance doors or in any doors in the Leased Premises that are not keyed to the Building master key system.  In the event that Tenant installs any cabling (whether computer, telecommunications or other cabling) inside any of the interior walls of the Leased Premises, above the ceiling of the Leased Premises, in any portion of the ceiling plenum above or below the Leased Premises, or in any portion of the Common Areas and Facilities of the Building, including but not limited to any of the shafts or utility rooms of the Building, all such cabling shall (after obtaining Landlord’s prior consent pursuant to this Lease) be clearly labeled or otherwise identified as having been installed by Tenant.  All cabling installed by Tenant shall comply with the requirements of the National Electric Code, any other applicable fire and safety codes any other requirements imposed by Landlord.

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3.        Liens and Encumbrances on Improvements and Fixtures:

In connection with the making, erection, installation or alteration of Leasehold Improvements and all other work or installations made by or for Tenant in the Leased Premises, Tenant shall comply with all the provisions of the construction or mechanics’ lien and other similar statutes from time to time applicable thereto (including any provision requiring or enabling the retention by way of holdback of portions of any sums payable) and, except as to any such holdback, shall promptly pay all accounts relating thereto. Tenant will not create any mortgage, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements or on trade fixtures or equipment purchased (in whole or in part) using the proceeds of Tenant Improvement Allowance (if any), without the written consent of Landlord, with respect to its trade fixtures nor shall Tenant take any action as a consequence of which any such mortgage, conditional sale agreement or other encumbrance would attach to the Property or any part thereof or Tenant’s interest under this Lease.  If and whenever any construction, mechanics’ or other lien for work, labor, services or materials supplied to or for Tenant or for the cost of which Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, Tenant shall within twenty (20) days after submission by Landlord of notice thereof procure the discharge thereof, including any notice of lien or certificate of action recorded or registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which Landlord may avail itself of any of its remedies hereunder for an Event of Default by Tenant and may make any payments or take any steps or proceedings required to procure the discharge of any such liens or encumbrances, and shall be entitled to be repaid by Tenant on demand for any such payments and to be paid on demand by Tenant for all costs and expenses (including attorneys’ fees and costs, through all appeals) in connection with steps or proceedings taken by Landlord and Landlord’s right to reimbursement and to payment shall not be affected or impaired if Tenant shall then or subsequently establish or claim that any lien or encumbrances so discharged was without merit or excessive or subject to any abatement, set-off or defense. Tenant agrees to indemnify Landlord from all claims, costs and expenses which may be incurred by Landlord in any proceedings brought by any person against Landlord alone or with another or others for or in respect of work, labor, services or materials supplied to or for Tenant.  The foregoing indemnity obligation shall survive expiration or termination of this Lease.

4.        Removal of Improvements and Fixtures:

All Leasehold Improvements in or upon the Leased Premises shall immediately upon their placement be and become Landlord’s property without compensation therefor to Tenant. Except to the extent otherwise expressly agreed by Landlord in writing, no Leasehold Improvements, furniture or equipment shall be removed by Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term, except that:

(a)	Tenant shall, prior to the end of the Term, or the earlier termination of this Lease, as applicable, remove: (i) such of the Leasehold Improvements in the Leased Premises as Landlord shall require to be removed and (ii) all trade fixtures, furniture, equipment and personal property of Tenant;
(b)	Tenant shall, prior to the end of the Term, or the earlier termination of this Lease, as applicable, remove from the Leased Premises (including the plenum) and the Building all wiring, cabling, conduit and appurtenant hardware installed in the Leased Premises or the Building by, or for the benefit of, Tenant (or any Transferee of the Lease or any portion of the Leased Premises), for use in connection with Tenant’s (or such Transferee’s) telecommunications or computer equipment or systems (or for any other purpose);
(c)	Tenant may, at the times appointed by Landlord and subject to availability of elevators (if installed in the Building), remove its furniture and equipment during the Term in the usual and normal course of its business where such furniture or equipment has become excess for Tenant’s purposes or Tenant is substituting therefor new furniture and equipment; and
(d)	Tenant shall, in the case of every removal, repair at the expense of Tenant any damage caused to the Property by the installation and removal. In the event of the non-removal by the end of the Term, or sooner termination of the Lease, as applicable, of the items required by Tenant to be removed under this Paragraph 4 of this Schedule, Landlord shall have the option, in addition to its other remedies under this Lease to declare to Tenant that any or all of such items are the property of Landlord and Landlord upon such a declaration may dispose of same and retain any proceeds of disposition as security for the Debts, Liabilities and Obligations, and Tenant shall be liable to Landlord for any expenses incurred by Landlord in connection with such removal, disposition and/or sale (including any reasonable attorneys’ fees and costs).

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Landlord	Tenant

5.        For the purposes of the Lease and this Schedule,

(a)	the term “Tenant’s Work” shall mean all work (there is no Landlord’s Work being performed hereunder) required to be done to complete the Leased Premises for initial occupancy by Tenant. TENANT ACKNOWLEDGES AND AGREES THAT TENANT’S WORK SPECIFICALLY INCLUDES WITHOUT LIMITATION ANY WORK REQUIRED BY ANY GOVERNMENTAL AUTHORITY IN CONNECTION WITH OBTAINING AN OCCUPANCY PERMIT (OR ITS EQUIVALENT) OR ANY PERMIT FOR TENANT’S WORK, AND ANY AND ALL OF SUCH WORK SHALL BE PERFORMED AT TENANT’S SOLE COST AND EXPENSE.

(b)	LANDLORD IS LEASING THE LEASED PREMISES TO TENANT AND TENANT ACCEPTS THE LEASED PREMISES IN ITS “AS IS, WHERE IS, WITH ALL FAULTS” CONDITION, WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND (EXPRESS OR IMPLIED).

 [End of Schedule “F”]

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Landlord	Tenant

SCHEDULE “F-1”
WORK AGREEMENT

1.	Tenant Improvement Allowance. Landlord shall provide an allowance of Twenty-eight and 50/100 Dollars ($28.50) per rentable square foot of the Leased Premises (the “Tenant Improvement Allowance”) for the design and construction of the Leased Premises, which shall include any permitting and design fees, including Mechanical, Electrical and Plumbing design fees, and the installation of Tenant’s suite signage. Tenant agrees that the Landlord can deduct from the Tenant Improvement Allowance the cost of Tenant’s Work, defined below, including reasonable out-of-pocket expenses actually incurred by the Landlord and its consultants for said Tenant’s Work (e.g. design and architectural fees, mechanical, electrical, plumbing and structural engineering fees, reproduction costs of permits and inspections for Tenant’s Work) and Landlord’s construction management fee of three percent (3%) of the cost of Tenant’s Work. Any actual cost of Tenant’s Work in excess of the Tenant Improvement Allowance (the “Excess Cost”) shall be at Tenant’s sole cost and expense and shall be paid by Tenant to Landlord upon within seven (7) days after Tenant’s receipt of written notice thereof from Landlord. Any unused portion of the Tenant Improvement Allowance, up to but not exceeding Eighteen and 50/100 Dollars ($18.50) per rentable square foot of the Leased Premises, remaining after substantial completion of Tenant’s Work, can be used by Tenant to offset the cost of furniture, fixtures and equipment for the Leased Premises (“FF&E Costs”), as a reimbursement for Tenant’s cost incurred in relocating its business to the Leased Premises (“Moving Expenses”; Tenant’s FF&E Costs and Moving Expenses are collectively referred to herein as “Tenant’s Costs”) or as credit toward future Rent (a “Rent Credit”), provided that notice of such use is provided by Tenant to Landlord on or before the Allowance Expiration Date, defined below. The election by Tenant to be provided with a Rent Credit, or for reimbursement for Tenant’s Costs, or for some combination thereof, shall be made by Tenant no later than the Allowance Expiration Date. Any reimbursement of Tenant’s Costs requested by Tenant shall be made by Landlord within thirty (30) days following Landlord’s receipt of documentation reasonably acceptable to Landlord reflecting the amount of such costs, provided that such documentation is received by Landlord prior to the Allowance Expiration Date. Any portion of the Tenant Improvement Allowance remaining unused after March 31, 2015 (the “Allowance Expiration Date”) shall be retained by Landlord; provided, however, that notifying Landlord on or before the Allowance Expiration Date that Tenant elects to use all or a portion of the unused Tenant Improvement Allowance as a Rent Credit shall constitute using the Rent Credit on or before the Allowance Expiration Date.

2.	Construction of Tenant Work. Landlord shall construct the tenant improvements (the “Tenant’s Work”) as described in those certain plans and specifications to be prepared by VeenendaalCave, Inc. (“Architect”) at Tenant’s expense, and mutually agreed upon by Landlord and Tenant and incorporated herein by this reference (the “Construction Documents”). All work shall be performed by Landlord in a professional workmanlike manner, in conformance with all applicable codes, laws, rules and regulations.

3.	Construction Documents. Tenant shall deliver to the Architect an approved space plan, (collectively, the “Preliminary Drawings”) prepared in conformance with all applicable code requirements, and with the appropriate level of detail to begin the preparation of construction documents prior to the execution of this Agreement. The Preliminary Drawings and the Construction Documents shall be subject to Landlord’s approval which shall not be unreasonably withheld or delayed. Within five (5) Business Days after the execution of this Agreement, Landlord shall cause the Construction Documents to be prepared and delivered to Tenant for its review and approval. Tenant shall have five (5) Business Days from Landlord’s delivery of the Construction Documents to advise Landlord, in writing, as to whether or not Tenant desires any changes to the Construction Documents.

4.	Construction Schedule.

(a)                Construction Drawings.

i.	No later than five (5) days after the Effective Date of this Lease, Tenant shall submit to Architect a schedule of finishes applicable to Tenant’s Work. Failure of Tenant to act within such time frame or to act within any other time frames required of it shall be deemed a Tenant delay. Further, any delays in the substantial completion of Tenant’s Work resulting from incomplete or inaccurate information furnished by or on behalf of Tenant to the Architect shall be deemed a Tenant delay.

ii.	Within a reasonable period after receipt of the final, approved Construction Documents, Landlord shall make application for building permits.

iii.	Landlord shall submit drawings for sealed bidding to three (3) general contractors previously approved by the Landlord. Upon receipt of the bids, Landlord shall submit copies to the Tenant for Tenant’s review and approval. Tenant shall have three (3) business days to review and approve any bids submitted to it by Landlord, and any delays in the substantial completion of Tenant’s Work resulting from Tenant’s failure to notify Landlord of Tenant’s selected bid within such three (3) business day period shall be deemed a Tenant delay. In the event that the lowest bid received exceeds the amount of the Tenant Improvement Allowance, Tenant may propose changes to the Construction Documents within three (3) business days, which revised Construction Documents shall be used to request new sealed bids Upon receipt of the revised bids, Landlord shall submit copies to the Tenant for Tenant’s review and approval. Selection of the general contractor shall be subject to Tenant’s reasonable consent. Any delays in the substantial completion of Tenant’s Work resulting from its selection of the general contractor and form changes to the Construction Documents requested by Tenant including subsequent time frames for Tenant’s receipt, review and approval of revised bids shall be deemed a Tenant delay.

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Landlord	Tenant

(b)	Upon receipt of a signed copy of the approved Construction Documents, the required permits and bid approval from the Tenant to the Landlord, construction will commence. Any changes or additions requested by the Tenant or Landlord require written authorization executed by the Tenant or Tenant’s authorized representative and approval of any municipality or other authority having jurisdiction.

(c)	In the event that a “Long Lead Item” (defined below), a change, or addition requested by the Tenant results in an extension of the contract time, then such extension of time shall constitute a Tenant delay. The term “Long Lead Item” shall mean any item of Tenant’s Work or material thereof which due to long lead times necessary for fabrication or delivery will not be available in time for Tenant’s Work to be substantially completed prior to the Commencement Date. When choosing finishes, the Architect will advise Tenant if any particular item is a Long Lead Item and provide Tenant with the opportunity to substitute that item for one that is not a Long Lead Item. Tenant’s selection of any Long Lead Item and any ensuing delay in the substantial completion of Tenant’s Work shall be deemed a Tenant delay.

(d)	Should Tenant fail to meet the time periods outlined above, or should Tenant be responsible for any delay in the substantial completion of Tenant’s Work, it is understood the Landlord shall charge Rent in full for those days of delay which Landlord can reasonably demonstrate delayed the date on which the Term would otherwise have commenced.

5.	Delivery of Leased Premises. If Landlord for any reason whatsoever cannot deliver possession of the Leased Premises to Tenant (with Tenant’s Work substantially completed in accordance with the Construction Documents) on or before the Lease Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event, Landlord shall act diligently and in good faith to complete the work that is necessary to allow Landlord to deliver the Leased Premises to Tenant as specified above.

6.	Acceptance of Leased Premises. Promptly after Tenant’s Work is substantially completed, Landlord and Tenant shall together walk through the Leased Premises and inspect all Tenant’s Work so completed, using reasonable efforts to discover all uncompleted or defective construction in Tenant’s Work. After such inspection has been completed, each party shall compile a list of all “punch list” items which the parties agree are to be corrected by Landlord. Tenant’s taking possession of any part of the Leased Premises shall be deemed to be an acceptance by Tenant of Tenant’s Work in such part as is complete and in accordance with the terms of this Agreement, except for the punch list noted above.

7.	Scheduling. Landlord’s obligation to deliver the Leased Premises to Tenant on or before the Commencement Date shall be conditioned upon: (i) the execution of this Lease by Tenant and delivery of same to Landlord in acceptable form on or before October 17, 2014; and (ii) Tenant’s timely compliance with Tenant’s response obligations described in Section 3. .

8.	Tenant Delay. Tenant acknowledges and agrees that, in addition to any Tenant delay described in the Lease, a Tenant Delay shall include, without limitation, any delays resulting from (i) change orders required by Tenant or by those acting for or under the direction of Tenant; or (ii) the performance or completion by Tenant, or any entity or person employed by Tenant, of any work in or about the Leased Premises (including, without limitation, any delays whatsoever in the substantial completion of Tenant’s Work which are caused by any such Tenant’s work); or (iii) the failure of Tenant to satisfy the conditions described in the immediately preceding paragraph, time being of the essence (collectively, a “Tenant Delay”)

9.	Substantial Completion. For purposes of this Lease, “substantial completion” shall mean the earlier of: (i) date when all of the following have occurred with respect to Tenant’s Work: (x) the construction of Tenant’s Work has been substantially completed excepting only the punch list, and (y) the building department of the city or county where the Leased Premises are located has completed its final inspection of Tenant’s Work and has issued a Certificate of Occupancy allowing Tenant use and occupancy of the Leased Premises (or such Certificate of Completion or Certificate of Occupancy is ready to be issued subject only to completion of those improvements and/or installation of those fixtures and equipment that are Tenant’s obligations); or (ii) the date Tenant begins conducting business or commences operations within the Leased Premises. To the extent that the requirement for furnishing the Certificate of Occupancy is a condition to the commencement of the Term and Tenant’s obligation to pay Rent, Landlord may satisfy that requirement by securing a temporary or conditional certificate of occupancy so long as the condition of Tenant’s Work in the absence of those items of construction that Landlord must complete as a condition to the issuance of a final Certificate of Occupancy is adequate for the conduct of Tenant’s business in the Leased Premises. If Substantial Completion is delayed beyond the Scheduled Commencement Date, and such delay is the result of a Tenant Delay, then the date on which Substantial Completion shall be deemed to have occurred shall be accelerated on a day-for-day basis for each day of Tenant Delay.

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Landlord	Tenant

10.	Repayment of Disbursed Allowance in Event of Default. After the Tenant Improvement Allowance, or such portion thereof as may expended by Landlord hereunder (the “Disbursed Allowance”), has been paid by Landlord, the principal amount of the Disbursed Allowance, together with interest thereon calculated at the Interest Rate, shall be amortized evenly over the Term, and so long as an Event of Default has not occurred, then the balance of the Disbursed Allowance shall be reduced each month by the principal amount amortized each month, and upon Landlord’s receipt of the final payment of Rent due during the Term of this Lease, Tenant shall have no liability to Landlord for the repayment of any portion of the Disbursed Allowance or the interest thereon that accrued and was amortized over the Term of the Lease. In the event that an Event of Default has occurred, then in addition to all of Landlord’s other remedies available under the Lease, Tenant shall also be liable to Landlord for the entire unreduced principal balance of the Disbursed Allowance remaining as of the date of the occurrence of such Event of Default, and interest shall accrue thereon at the Interest Rate until such sum is paid in full. Provided, however, that if Landlord elects to exercise its rights under Paragraph 10(c) of the Lease to accelerate the Rent due from Tenant for the balance of the Term, in accordance with the terms of such paragraph, and Landlord obtains a judgment for, or is paid by Tenant, the entire amount of such accelerated sum, then such judgment for or payment of such accelerated sum shall preclude a separate recovery by Landlord under the foregoing terms of this paragraph of the unreduced balance of the Disbursed Allowance and any interest thereon.

11.	Removal of Improvements. Portions of the Tenant Work reasonably determined by Landlord to be specialized improvements (e.g. floor and ceiling mounted auxiliary air conditioning units, non-building standard fire suppression/control systems, computer rooms, auditoriums, laboratories, data and voice cabling and wiring and associated appurtenances) shall, at the election of the Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Leased Premises and be surrendered therewith upon the expiration or earlier termination of the Lease as the property of the Landlord. If Landlord requires the removal of all or part of the Tenant Work, Tenant, at its expense, shall repair any damage to the Leased Premises or the Building caused by such removal and restore the Leased Premises to their condition prior to the installation of the Tenant Work. If Tenant fails to remove such portions upon Landlord’s request, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal, repair and restoration, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand.

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Landlord	Tenant

SCHEDULE “G”
MEMORANDUM OF ACCEPTANCE

This Memorandum of Acceptance (“Memorandum”) is made as of ________________, 20___ (the “Effective Date”) by and between JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), a wholly owned subsidiary of Manulife Financial Corporation, a Michigan corporation (the “Landlord”), and ACSH SERVICE CENTER, LLC, a Delaware limited liability company (the “Tenant”).

WHEREAS, Landlord and Tenant entered into a Lease dated _________________ 2014 (the “Lease”), in which Landlord leases to Tenant and Tenant leases from Landlord certain premises commonly known as Suite 2350 (the “Leased Premises”) on the Twenty-third (23rd) Floor of the building commonly known as Proscenium located at 1170 Peachtree Street, Atlanta, Georgia 30309 (the “Building”).

WHEREAS, the parties desire to confirm the commencement and expiration dates of the term of the Lease, and certain other matters pertaining to the Lease, as contained in this Memorandum;

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.	Defined Terms. Unless otherwise defined or modified herein, all capitalized terms used in this Memorandum shall have the meanings ascribed to them in the Lease.

2.	Commencement and Expiration of Term; Lease Year. The Commencement Date of the Term shall be _________________, 20___ and the Term shall expire on _______________, 20____ (the “Expiration Date”), unless the Term of the Lease is sooner terminated or extended as provided in the Lease. In accordance with the definition of the term “Basic Rent” set forth in the Basic Lease Information Rider to the Lease (the “BLI Rider”), the first “Lease Year” shall commence on _____________, 20___ (which is the Commencement Date), and shall expire on _______________, 20___. Accordingly, the first adjustment of Basic Rent set forth in the chart that appears in the BLI Rider shall occur on ____________, 20____, and each subsequent adjustment shall occur on _______________ of each succeeding year throughout the initial Term of the Lease.

x.	Abated Rent. The Abatement Period, defined in Paragraph 3(g) of the Lease, shall commence on _____________, 20___ and expire on _____________, 20___.

[Note:  If the Rentable Area of Leased Premises varies from that stated in the Lease, then the following paragraph should be added, using the defined terms from the Lease:]

x.	Rentable Area of Leased Premises. The Rentable Area of Leased Premises is hereby revised to be _________ rentable square feet; accordingly, Tenant’s Proportionate Share is hereby revised to be ______________ percent (_______%). As a result of the revision in the Rentable Area of Leased Premises, the Basic Rent chart set forth in the BLI Rider is hereby deleted and replaced with the following chart:

Lease Year	$/PSF	Monthly	Annual
Lease Year 1	$29.75		*
Lease Year 2	$30.49
Lease Year 3	$31.25
Lease Year 4	$32.03
Lease Year 5	$32.83
Lease Year 6	$33.65		**

*Subject to the Abated Rent provision set forth in Section 3(g) of the Lease.
**Based on a 6-month period.

x.        Acceptance of Leased Premises.  By its execution of this Memorandum, Tenant confirms that:

a.	Tenant has accepted possession of the Leased Premises as provided in the Lease;

b.	any work required to be performed or furnished by Landlord under the Lease has been completed and/or furnished;

c.	Landlord has fulfilled all of its obligations under the Lease as of the date hereof; and

d.	except as may be specifically set forth in this Memorandum, as of the Effective Date hereof, there are no set-offs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

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Landlord	Tenant

[Note:  If the Tenant is entitled to a credit for any unused portion of the Tenant Improvement Allowance, then the following paragraph should be added, using the defined terms from the Lease:]

x.
Credit for unused Tenant Improvement Allowance.  The amount of ________________________ Dollars ($__________) (the “Rent Credit”) remains unused from the Tenant Improvement Allowance provided to Tenant under the Lease.  The Rent Credit shall be applied by Landlord to the Rent accruing ______________________________ [describe how the Credit is to be applied].

[Note:  If the cost of the Tenant Work has exceeded the Tenant Improvement Allowance, and Tenant has not paid such excess to Landlord, then the following paragraph should be added, using the defined terms from the Lease:]

x.
Payment of Excess Cost of Tenant Work.  The cost of the Tenant Work exceeded the amount of the Tenant Improvement Allowance by the amount of ________________________ Dollars ($__________) (the “Excess”).  The Excess shall be paid by Tenant to Landlord ______________________________ [describe how the Excess is to be paid].

x.	Confirmation of Insurance coverage. By their initials below, Landlord and Tenant confirm that Tenant either has or has not provided Landlord with a certificate of insurance showing Tenant’s insurance coverage is in force in connection with Tenant’s use and occupancy of the Leased Premises, in accordance with the provisions of the Lease. If Tenant has not provided such certificate to Landlord, Tenant accepts this declaration as Landlord’s written notice requiring Tenant to provide Landlord with such certificate: (a) if Tenant has not yet occupied the Leased Premises at the time Tenant receives this declaration, within five (5) days from the date Tenant commences occupancy of the Leased Premises; or (b) if such occupancy by Tenant commenced prior to the time Tenant receives this declaration, within three (3) days from the date Tenant receives this declaration. Tenant acknowledges and agrees that if it fails to comply with these provisions, then, in accordance with the provisions of the Lease, Landlord may (but shall not be obligated to) obtain the required insurance coverage and Tenant shall pay to Landlord on demand all premiums and other reasonable expenses incurred by Landlord in connection with obtaining such coverage for Tenant.

The Tenant: (please check one) ________ (HAS)  ________(HAS NOT) provided an acceptable certificate of insurance.

x.	Lease in effect. Except as modified herein, all terms and conditions of the Lease shall continue in full force and effect.

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Landlord	Tenant

IN WITNESS WHEREOF, the parties have caused this Memorandum to be signed and sealed as of the day and year first above written.

LANDLORD:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.),
a wholly owned subsidiary of Manulife Financial Corporation, a Michigan corporation

By:
[Signature]

[Typed Name]

[Title]

TENANT:

ACSH SERVICE CENTER, LLC,
a Delaware limited liability company

By:
[Signature]

[Typed Name]

[Title] [Member or Manager]

Initial
Landlord	Tenant

SCHEDULE “H”
OPTION TO RENEW

(a)     Landlord covenants with Tenant that if Tenant is not in default of this Lease beyond any applicable notice and cure period at the time of Tenant’s exercise of this option, Tenant shall have the right at the expiration of the initial Term, provided Tenant delivers written notice to Landlord not more than twelve (12) months, and not less than nine (9) months prior to the expiration of the initial Term, to renew the Term for an additional Five (5) Lease Years (the “Renewal Term”) on the same terms and conditions as in the standard lease agreement then, at the commencement of the Renewal Term, being used by Landlord for the Building, save and except for the right of further renewal, Landlord’s Work (if any), Basic Rent, tenant improvement allowance (if any) and Abatement Period (if any).

(b)    The Basic Rent for the Renewal Term shall be determined by negotiations between the parties hereto, and it is agreed that during such negotiations in respect of Basic Rent, they will be guided by fair market rental levels (either fixed or escalating during said Renewal Term) as would then be charged by landlords entering into lease amendments without consideration for any incentives including but not limited to Landlord’s Work (if any), Tenant Improvement Allowance (if any) and abated rent period (if any), but having similar terms and conditions as contained herein and for similar premises in the Building for renewal tenants or if not available for renewal tenants in Comparable Buildings, but in no event shall the Basic Rent per annum be lower than the Basic Rent per annum for the last Lease Year of the Term just ending.  If the parties hereto are unable to agree in writing as to the Basic Rent for the Renewal Term prior to six (6) months before the expiration of the initial Term, this  Lease shall end upon the expiration of the initial Term and this Option to Renew shall be null and void.

(c)     Tenant agrees to execute Landlord’s standard lease agreement or lease amendment agreement then, at the commencement of the Renewal Term, being used by Landlord for the Building to give effect to this Option to Renew if exercised by Tenant. Tenant shall execute such agreement prior to the commencement date of the Renewal Term.

(d)     Notwithstanding the above, if Tenant does not exercise the Option to Renew in accordance with this Schedule “H” then this Option to Renew is null and void.  Time is of the essence.

(e)     Tenant’s Option to Renew hereunder is personal to Tenant and automatically expires on any Transfer other than to a Controlled Tenant or parting with possession of all or any part of the Leased Premises whether or not the same is with the consent of Landlord.

[End of Schedule “H”]

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Landlord	Tenant

SCHEDULE “I”
GUARANTY

THIS GUARANTY (the “Guaranty”) is made and entered into this ______ day of _____________, 2014 by AMERICAN CARESOURCE HOLDINGS, INC., a Delaware corporation (“Guarantor”) to and for the benefit of John Hancock Life Insurance Company (U.S.A.), a wholly owned subsidiary of Manulife Financial Corporation (“Landlord”).

W I T N E S S E T H :

WHEREAS, Landlord and ACSH SERVICE CENTER, LLC, a Delaware limited liability company, as tenant (“Tenant”), propose to enter into that certain Lease, of even date herewith (the “Lease”), pursuant to which Tenant will lease approximately 9,748 rentable square feet of space commonly known as Suite 2350 (the “Leased Premises”) located on the Twenty-third (23rd) floor of that certain building located at 1170 Peachtree Street, Atlanta, Georgia 30309, commonly known as The Proscenium for a term (exclusive of any renewals) of approximately sixty-six (66) months (the “Term”); and

WHEREAS, Tenant is a wholly owned subsidiary of Guarantor, and Guarantor has a financial interest in Tenant and is desirous that Landlord make and enter into the Lease with Tenant; and

WHEREAS, Landlord requires as a condition to its execution of the Lease that Guarantor guarantees the full performance of the obligations of Tenant under the Lease;

NOW, THEREFORE, for and in consideration of the above stated premises, and for other good and valuable consideration, the receipt, adequacy and sufficiency of all of which are hereby acknowledged by Guarantor, and to induce Landlord to enter into the Lease with Tenant, Guarantor does hereby agree as follows:

1.        Guaranty.  Guarantor hereby unconditionally guarantees: (a) the full, faithful and punctual performance of each and all of the terms, covenants, agreements and conditions of the Lease to be kept and performed by Tenant, in accordance with and within the time prescribed by the Lease (such terms, covenants, agreements and conditions are hereinafter collectively referred to as the “Covenants”); (b) the full and punctual payment and discharge of all Basic Rent, Additional Rent, any Security Deposit and all other sums of money, charges and liabilities due Landlord under the Lease (including any interest and late charges thereon) (such Basic Rent, Additional Rent, Security Deposit, sums, charges, liabilities, interest and late charges are hereinafter sometimes collectively referred to as the “Rent”); and (c) all costs, expenses and damages suffered or incurred by Landlord as a result of or instant to any event of default or breach by Tenant under the Lease, including, without limitation, reasonable attorneys’ fees, court costs and other expenses incurred by Landlord in enforcing the Lease or this Guaranty (such costs, expenses and damages are hereinafter collectively referred to as the “Expenses”) (the Rent, the Covenants and the Expenses are hereinafter collectively referred to as the “Obligations”).  Guarantor does hereby agree that if all or any part of the Obligations are not paid or performed by Tenant pursuant to the terms and conditions of the Lease, Guarantor will immediately make such payments to Landlord.

2.       No Discharge.  This Guaranty by Guarantor shall continue for the benefit of Landlord notwithstanding: (a) any extension, modification, amendment or alteration of the Lease; (b) any assignment of the Lease or sublease of all or part of the Leased Premises, with or without the consent of Landlord; (c) any release, extension or modification of the liability of Tenant or any other party liable under the Lease or any other guaranty of the Lease; (d) any dissolution or liquidation of Tenant or change in the composition of the partners of Tenant; and no extension, modification, amendment, alteration or assignment of the Lease, sublease of all or part of the Leased Premises, dissolution of Tenant, change in the composition of partners of Tenant, and no other agreements or releases between Landlord and Tenant or between Landlord and any other party liable under the Lease or any other guaranty of the Lease (with or without notice to or knowledge of Guarantor) shall in any manner release or discharge Guarantor, and Guarantor does hereby consent to any such extension, modification, amendment, alteration, release or assignment of the Lease, sublease of all or part of the Leased Premises, dissolution or liquidation of Tenant or change in the composition of partners of Tenant.  This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect notwithstanding, without limitation, the death or incompetency of Guarantor.

3.       Unchanged by Bankruptcy.  This Guaranty will continue unchanged notwithstanding any bankruptcy, reorganization or insolvency of Tenant or any successor or assignee thereof, or any disaffirmance or abandonment by a trustee or Tenant.

4.       Transfer or Assignment.  Landlord may, without notice, assign or transfer all or part of its interest in the Lease or  the Leased Premises (subject to the terms of the Lease), or this Guaranty, and no such assignment or transfer shall operate to extinguish or diminish the liability of Guarantor hereunder.

5.       Primarily Liable.  This Guaranty is a guaranty of payment and not of collection.  The liability of Guarantor under this Guaranty shall be primary and direct and, in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor without having commenced any action, or having obtained any judgment, against Tenant or any other party liable under the Lease or any other guaranty of the Lease, and Landlord shall not be required to first make any demand on Tenant, or to apply any amount of the Security Deposit or any other credit in favor of Tenant.

6.       Default.  Should an event of default by Tenant occur under the Lease, Landlord shall have the right to enforce its rights, powers and remedies under the Lease, any other guaranty of the Lease and under this Guaranty, and all rights, powers and remedies available to Landlord shall be non-exclusive and cumulative of all other rights, powers and remedies under the Lease, any other guaranty of the Lease or under this Guaranty, or by law or in equity.  The obligations of Guarantor hereunder are independent of the obligations of Tenant or any other guarantor, and Landlord may proceed directly to enforce all rights under this Guaranty without proceeding against or joining Tenant, any other guarantor or any other person or entity.  Guarantor hereby authorizes and empowers Landlord upon an event of default by Tenant under the Lease, in its sole discretion and without notice to Guarantor, to exercise any right or remedy which Landlord may have under the Lease, and Guarantor shall be liable to Landlord for any deficiency resulting from the exercise by Landlord of any such remedy, even though any right which Guarantor may have against Tenant or others may be lost or diminished by exercise of any such remedy.  Until all of the Obligations have been performed and paid in full, Guarantor shall have no right of subrogation to Landlord and Guarantor hereby waives any rights to enforce any remedy which Landlord may have against Tenant.

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7.       Proceeds.  Guarantor hereby authorizes Landlord, without notice to Guarantor, to apply all payments and credits received from Tenant or realized from any personal property of Tenant on the Leased Premises in such manner and in such priority as Landlord in its sole judgment shall see fit to the Obligations which are the subject of this Guaranty.

8.       Binding on Successors.  Guarantor’s obligations hereunder shall not be assigned or delegated but this Guaranty shall pass to and be fully binding upon any successors, heirs, assigns, legal representatives and/or trustees of Guarantor.

9.       Waivers.  Guarantor expressly waives and agrees not to assert or take advantage of: (a) any defense that may arise by reason of the failure of Landlord to file or enforce a claim against Tenant in bankruptcy or any other proceeding; (b) any defense based on the failure of Landlord to give: (i) notice of the creation, existence or incurring of any new obligations, or of the action or non-action of any person or entity in connection with the Obligations; or (ii) notice of Tenant’s nonpayment, nonperformance and/or nonobservance of any of the Obligations; (c) any duty on the part of Landlord to disclose to Guarantor any facts it may know or hereafter acquire regarding Tenant; (d) any defense based on lack of diligence on the part of Landlord in the collection of any and all of the Obligations; and/or (e) presentment, notice of protest or dishonor, and notice of acceptance of this Guaranty.  Guarantor hereby expressly waives the provisions of Official Code of Georgia Annotated  § 10-7-22 and § 10-7-24.

10.     No Oral Modification.  This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord except by a writing signed by Landlord.

11.    Representations.  Guarantor hereby represents and warrants that:

(a)          Guarantor is not in default under any agreement to which Guarantor is a party, the effect of which will impair performance by Guarantor of the Obligations.

(b)          There are no actions, suits or proceedings pending or threatened against Guarantor before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind that to Guarantor’s knowledge will affect performance by Guarantor of the Obligations.

(c)          Neither this Guaranty nor any document, financial statement, credit information, certificate or written statement heretofore furnished or required herein to be furnished to Landlord by Guarantor contains any untrue statement of facts or omits to state a fact material to this Guaranty as of the date of this Guaranty.

(d)          All necessary action and consents have been taken and obtained in order for Guarantor to execute and deliver this Guaranty.

(e)          The giving and making of this Guaranty is necessary and convenient for the conduct, promotion and attainment of the business of Tenant, and that Tenant is a limited liability company, all of the membership interests of which are owned directly or indirectly by Guarantor, and the governing body of Tenant has determined that Landlord’s entering into the Lease with Tenant is necessary and convenient for the conduct, promotion and attainment of the business of Tenant.

(f)           This Guaranty has been duly authorized by all necessary corporate action on Guarantor’s part, has been duly executed and delivered by a duly authorized officer, and constitutes Guarantor’s valid and legally binding agreement in accordance with its terms.

12.     Holding Over.  If Tenant holds over beyond the expiration or earlier termination of the Lease, Guarantor’s obligations hereunder shall extend and apply with respect to the full and faithful performance and observance of all Obligations by Tenant during such holdover period.

13.    Survival.  This Guaranty and the obligations of Guarantor hereunder shall survive any expiration or earlier termination of the Lease regardless of the cause or reason therefor.

14.     Severability.  The invalidity or unenforceability in any particular circumstances of any provision of this Guaranty shall not extend beyond such provision or circumstances, and no other provision of this instrument shall be affected thereby.  This provision shall control every other provision of this Guaranty.

15.     Construction.  Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

16.    Choice of Law.  This Guaranty is to be performed in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

17.    Counterparts.  This Guaranty may be executed in multiple counterparts, all of which shall be deemed originals, but all of which constitute one and the same instrument.

18.    Captions.  The paragraph headings used in this Guaranty are for suggestive purposes only and are not intended to be an accurate or comprehensive summary of the terms and provisions of this Guaranty.

19.     Time of Essence.  Time is of the essence of this Guaranty.

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20.    Joint and Several Liability.  The liability of Guarantor hereunder shall be joint and several with the liability of any other guarantor of the Lease and with the liability of any other party liable under the Lease.

21.     Consent to Jurisdiction.  Guarantor acknowledges and agrees that this Guaranty shall be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia.  Guarantor hereby consents to personal jurisdiction in the State of Georgia for the enforcement of this Guaranty and hereby waives any and all claims of rights under the laws of the State of Georgia or of the United States or of any other state or country, to object to jurisdiction within the State of Georgia for the purpose of litigation to enforce this Guaranty.  Nothing contained herein, however, shall prevent the Landlord from bringing any action or exercising any rights against Guarantor personally, or against any property of Guarantor, within any other county, state or country.  Guarantor further agrees that Guarantor may be joined as a defendant in any action, including but not limited to a dispossessory proceeding, brought by Landlord against Tenant for breach of any of the Obligations under the Lease.

22.     Notices.  Except for legal process, which may also be served as by law provided, any notice or communication required or permitted hereunder shall be in writing and shall be sent either by: (a) personal delivery service with charges therefor billed to shipper; (b) nationally recognized overnight delivery service (such as Federal Express or United Parcel Service) with charges therefor billed to shipper; or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested.  Any notice or communication sent as above provided shall be deemed given or delivered: (i) upon receipt, if personally delivered (provided delivery is confirmed by the courier delivery service); (ii) on the date of delivery by any nationally recognized overnight delivery service; or (iii) if sent by United States Mail, on the date appearing on the return receipt therefor, or if there is no date on such return receipt, the receipt date shall be presumed to be the postmark date appearing on such return receipt.  Notice shall be considered given and received on the latest original delivery or attempted delivery date to all persons and addresses to which notice is to be given, as indicated on the return receipt(s) of the United States Mail or delivery receipts of the personal delivery service or nationally recognized overnight delivery service.  Any notice or communication which cannot be delivered because of failure to provide notice of a change of address as herein provided or for which delivery is refused shall be deemed to have been given and received on the date of attempted delivery.  Any notice or communication required or permitted hereunder shall be addressed to Guarantor at the address set forth below, or at any other address notice of which is provided by Guarantor to Landlord.

To Guarantor:

American CareSource Holdings c/o Baker Donelson
420 20th St. N. Ste 1400
Birmingham, AL 35213
Attention:  Adam S. Winger

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed under seal and delivered to Landlord the day and year first above written.

GUARANTOR:

AMERICAN CARESOURCE HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Richard W. Turner
[Signature]

Richard W. Turner
[Typed Name]

Chairman & Chief Executive Officer
[Title] [President or Vice President]

Attest:	/s/ Adam S. Winger
[Signature]

Adam S. Winger
[Typed Name]

Vice President
[Title] [Corporate Secretary or Assistant Secretary]
[Affix Corporate Seal]

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